UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
BOB EVANS FARMS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☑ No fee required.
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3776 S. High St.
Columbus, Ohio 43207
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Monday, Sept. 11, 2006, at 9 a.m.
Southern Theatre
21 E. Main St.
Columbus, Ohio 43215
Aug. 1, 2006
Dear Fellow Stockholders:
We are pleased to invite you to the annual meeting of stockholders of Bob Evans Farms, Inc. (the “company”) on Sept. 11, 2006, 9 a.m., Eastern Daylight Time, at the Southern Theatre at 21 E. Main St. in Columbus, Ohio. Business for the meeting includes:
(1) electing three directors to serve for terms of three years each;
(2) voting on a proposal to approve the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan;
(3) ratifying the selection of Ernst & Young LLP as the company’s independent registered public accounting firm for the current fiscal year;
(4) voting on a stockholder proposal to eliminate the classification of the company’s board of directors;
(5) voting on a stockholder proposal to require the company’s directors to be elected by majority vote of the stockholders; and
(6) transacting other business that may properly come before the meeting.
Juice, coffee and refreshments will be available between 8 a.m. and 9 a.m. We hope you will take this opportunity to become acquainted with the officers and directors of your company.
Only stockholders of record at the close of business on July 14, 2006, will be entitled to vote in person or by proxy at the annual meeting. We look forward to seeing you at the meeting.

Sincerely,

Steven A. Davis
Chief Executive Officer

Bob Evans Farms, Inc.
3776 S. High St.
Columbus, Ohio 43207

GENERAL INFORMATION
VOTING INFORMATION
STOCK OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1: ELECTION OF DIRECTORS
THE BOARD AND COMMITTEES OF THE BOARD
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
SUMMARY COMPENSATION TABLE
AGGREGATE OPTION EXERCISES IN FISCAL 2006
REPORT OF THE COMPENSATION COMMITTEE OF
PROPOSAL 2: APPROVAL OF BOB EVANS FARMS, INC.
PROPOSAL 3: RATIFICATION OF SELECTION OF
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCKHOLDER PROPOSALS
PROPOSAL 4: STOCKHOLDER PROPOSAL REGARDING
“ELIMINATE CLASSIFIED BOARD OF DIRECTORS”
SUPPORTING STATEMENT
RESPONSE OF THE COMPANY’S BOARD OF DIRECTORS
PROPOSAL 5: STOCKHOLDER PROPOSAL REGARDING
“REQUIRE DIRECTORS TO RECEIVE A MAJORITY VOTE”
SUPPORTING STATEMENT
RESPONSE OF THE COMPANY’S BOARD OF DIRECTORS
PERFORMANCE GRAPH
PROXY STATEMENT STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
REPORTS TO BE PRESENTED AT THE ANNUAL MEETING
OTHER MATTERS
APPENDIX A

GENERAL INFORMATION
The board of directors of Bob Evans Farms, Inc. (“we,” “us” or the “company”) is soliciting your proxy in connection with our 2006 annual meeting of stockholders to be held on Sept. 11, 2006, 9 a.m., Eastern Daylight Time, at the Southern Theatre at 21 E. Main St. in Columbus, Ohio. This proxy statement summarizes information that you will need in order to vote.
Mailing
We began mailing this proxy statement and the enclosed proxy card on or about Aug. 1, 2006, to our stockholders of record at the close of business on July 14, 2006. We also are sending the Bob Evans Farms, Inc. 2006 annual report, which includes financial statements for the fiscal year ended April 28, 2006.
Delivery of Proxy Materials to Multiple Stockholders Sharing the Same Address
Periodically, we provide each registered stockholder at a shared address, not previously notified, with a separate notice of our intention to “household” proxy materials. Only one copy of our proxy statement for the 2006 annual meeting of stockholders and the 2006 annual report to stockholders will be delivered to previously notified registered stockholders who share an address unless we have received contrary instructions from one or more of those registered stockholders. A separate proxy card will be included for each registered stockholder at a shared address.
Registered stockholders who share an address and would like to receive a separate 2006 annual report and/or a separate proxy statement for the 2006 annual meeting of stockholders, or who have questions regarding the householding process, may contact our stock transfer department at Bob Evans Farms, Inc., 3776 S. High St., Columbus, Ohio 43207 or (614) 492-4952. Promptly upon request, additional copies of the 2006 annual report and/or a separate proxy statement for the 2006 annual meeting of stockholders will be sent. By contacting our stock transfer department, registered stockholders sharing an address may also (1) notify us that the registered stockholders wish to receive separate annual reports to stockholders and/or proxy statements in the future or (2) request delivery of a single copy of the annual report to stockholders and/or proxy statement in the future if registered stockholders at the shared address are receiving multiple copies.
VOTING INFORMATION
Who may vote?
Only stockholders of record at the close of business on July 14, 2006, are entitled to vote at the annual meeting or any adjournment(s) of the meeting. At the close of business on July 14, 2006, there were 36,431,036 shares of our common stock, par value $.01 per share, outstanding. Each common share entitles the holder to one vote on each item to be voted upon at the annual meeting.
How do I vote?
Whether or not you plan to attend the annual meeting, we urge you to vote in advance by proxy. To do so, you may:
•	log onto www.proxyvote.com;

•	call (800) 690-6903; or

•	complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.
The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Time, on Sept. 10, 2006. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been properly recorded. If you vote through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.
If you plan to attend the annual meeting and vote in person, a ballot will be available when you arrive. If your shares are held in the name of your broker, bank or other holder of record, you must bring an account statement or letter from the broker, bank or other holder of record indicating that you were the beneficial owner of the shares on July 14, 2006.

How will my shares be voted?
Common shares represented by properly executed proxies or properly authenticated votes recorded electronically via the Internet or by telephone that are received prior to the annual meeting and not revoked will be voted as you direct. If you submit a valid proxy prior to the annual meeting, but do not complete the voting instructions on the proxy, the shares will be voted as follows:
•	FOR the election of the nominees as directors listed under “PROPOSAL 1: ELECTION OF DIRECTORS;”

•	FOR the approval of the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan (the “2006 Plan”) described under “PROPOSAL 2: APPROVAL OF BOB EVANS FARMS, INC. 2006 EQUITY AND CASH INCENTIVE PLAN;”

•	FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm as set forth in “PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;”

•	AGAINST the stockholder proposal to eliminate the classification of our board of directors as set forth in “PROPOSAL 4: STOCKHOLDER PROPOSAL REGARDING ELIMINATION OF CLASSIFICATION OF BOARD OF DIRECTORS;” and

•	AGAINST the stockholder proposal to require our directors to be elected by majority vote as set forth in “PROPOSAL 5: STOCKHOLDER PROPOSAL REGARDING ELECTION OF DIRECTORS BY MAJORITY VOTE.”
If other matters are properly presented for voting at the annual meeting, the persons named as proxies will vote on those matters in accordance with their best judgment.
May I change my vote?
Yes, you may revoke your proxy at any time before it is voted in any of the following ways:
•	sending written notice to the corporate secretary of the company at 3776 S. High St., Columbus, Ohio 43207, which must be received prior to the annual meeting;

•	submitting a later-dated proxy, which we must receive prior to the annual meeting;

•	casting a new vote via the Internet or by calling (800) 690-6903 before 11:59 p.m., Eastern Daylight Time, on Sept. 10, 2006; or

•	attending the annual meeting and revoking your proxy in person if your shares are held in your name. If your shares are held in the name of your broker, bank or other holder of record and you wish to revoke your proxy in person, you must bring an account statement or letter from the broker, bank or other holder of record indicating that you were the beneficial owner of the shares on July 14, 2006, the record date for voting. Attending the annual meeting will not, by itself, revoke your proxy.
Who pays the cost of proxy solicitation?
We will pay the expenses of soliciting proxies, other than the Internet access and telephone usage charges you may incur if you vote via the Internet. We have engaged Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from stockholders at a base fee of $12,500, plus a charge per completed call and TeleVote and reimbursement of reasonable out-of-pocket expenses. Our officers and employees may solicit proxies by further mailings, by telephone or by personal contact without receiving any additional compensation for such solicitations. We will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries for forwarding proxy materials to the beneficial stockholders.
What if my shares are held in street name through a broker?
If you hold your common shares in “street name” with a broker, bank or other holder of record, you should review the information provided to you by such holder of record. This information will set forth the procedures that you need to follow in instructing the holder of record how to vote your “street name” common shares and how to revoke previously given instructions.
What if my shares are held through the company’s 401(k) plan?
If you participate in the Bob Evans Farms and Affiliates 401(k) Plan (the “401(k) Plan”) and common shares of the company have been allocated to your account in the 401(k) Plan, you will be entitled to instruct the trustee of the 401(k) Plan how to vote those shares. If you do not give the trustee voting instructions, the trustee will not vote the shares allocated to your 401(k) Plan account.
What constitutes a quorum?
Under our bylaws, a quorum is the presence at the annual meeting, in person or by proxy, of a majority of the outstanding common shares entitled to vote. Common shares that have the authority to vote withheld and broker nonvotes will be counted as present for quorum purposes.

What vote is necessary to approve the proposals presented at the annual meeting?
Under Delaware law and our bylaws, the three nominees for election as Class II directors receiving the greatest number of votes “for” election will be elected as Class II directors. Approval of the 2006 Plan, ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm and approval of the stockholder proposals each requires the affirmative vote of the majority of the common shares present at the annual meeting in person or by proxy.
For the election of directors, withheld votes do not affect whether a nominee has received sufficient votes to be elected. For purposes of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present and voting and have the same effect as a vote against the matter. Broker nonvotes, which are proxies representing shares held by brokers, banks and other holders of record who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from the beneficial owners of the shares, are not treated as present for the purpose of determining whether the stockholders have approved that matter, but they are counted as present for the purpose of determining whether there is a quorum at the annual meeting. Banks, brokers and other holders of record have discretionary authority to vote their clients’ shares on “routine” proposals, such as the uncontested election of directors, even if they do not receive voting instructions from their clients. They cannot, however, vote their clients’ shares on “nonroutine” matters, such as the approval of the 2006 Plan, without instructions from their clients.
STOCK OWNERSHIP
The following table shows the stockholders known to us to be the beneficial owners of more than 5% of our outstanding common shares as of July 14, 2006.

Name and Address	Amount and Nature
of Beneficial Owner	of Beneficial Ownership (1)		Percent of Class (2)
Ariel Capital Management, LLC	3,764,898	(3)	10.3%
200 E. Randolph Dr., Ste. 2900 Chicago, Ill. 60601

Dimensional Fund Advisors Inc.	2,111,537	(4)	5.8%
12990 Ocean Ave., 11th Floor Santa Monica, Calif. 90401

Advisory Research, Inc.	2,100,905	(5)	5.8%
180 N. Stetson St. Chicago, Ill. 60601

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table.

(2)	The percent of class is based upon 36,431,036 common shares outstanding on July 14, 2006.

(3)	Includes 3,764,898 shares as to which Ariel Capital Management, LLC (“Ariel”) has sole investment power and 2,369,216 shares as to which Ariel has sole voting power. Ariel is a registered investment advisor, and all of these common shares are owned by its investment advisory clients. All of the foregoing information regarding Ariel’s ownership interest in the company is based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) by Ariel on Feb. 10, 2006.

(4)	Dimensional Fund Advisors Inc. (“Dimensional”) furnishes investment advice to four investment companies and serves as an investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over shares of the company owned by the funds and may be deemed to beneficially own shares held by the funds. Dimensional disclaims beneficial ownership of the common shares of the company held by the funds. All of the foregoing information is based on information contained in a Schedule 13G filed with the SEC by Dimensional on Feb. 6, 2006.

(5)	Information regarding Advisory Research, Inc.’s ownership interest in the company is based on information contained in a Form 13F filed with the SEC by Advisory Research, Inc. on May 15, 2006.

The following table summarizes the company’s common shares beneficially owned by each current director, each of the nominees for election or re-election as a director, each executive officer named in the summary compensation table on pages 11 and 12 and by all of our current directors and executive officers as a group, as of July 14, 2006:

	Amount and Nature of Beneficial Ownership (1)
			Common Shares Which Can
	Common		Be Acquired Upon
Name of Beneficial	Shares		Exercise of Options		Percent of
Owner or Group	Presently Held		Exercisable Within 60 Days	Total	Class (2)
Russell W. Bendel (3)	21,919		3,282	25,201	*
Larry C. Corbin (3)	55,192	(4)	202,129	257,321	*
Steven A. Davis	36,728		0	36,728	*
Daniel E. Evans	102,989	(5)	169,144	272,133	*
Daniel A. Fronk	25,141	(6)	15,045	40,186	*
Michael J. Gasser	12,234		15,045	27,279	*
Randall L. Hicks (3)	8,981	(7)	26,130	35,111	*
E.W. (Bill) Ingram III	17,967		15,045	33,012	*
Cheryl L. Krueger	5,586		6,028	11,614	*
G. Robert Lucas	14,671		15,045	29,716	*
Stewart K. Owens (3)	222,727	(8)	0	222,727	*
Robert E.H. Rabold	10,847	(9)	9,638	20,485	*
Donald J. Radkoski (3)	29,507	(10)	221,262	250,769	*
Roger D. Williams (3)	42,792	(11)	147,973	190,765	*

All current executive officers and directors as a group (19 persons)	632,699	(12)	982,545	1,615,244	4.4%

*	Represents ownership of less than 1% of the company’s outstanding common shares.

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share.

(2)	The percent of class is based on 36,431,036 common shares outstanding on July 14, 2006, and includes the number of common shares that the named person has the right to acquire beneficial ownership of upon the exercise of stock options exercisable within 60 days of July 14, 2006.

(3)	Executive officer of the company named in the summary compensation table.

(4)	Includes 231 common shares held by Mr. Corbin’s spouse, as to which she has sole voting and investment power. Mr. Corbin also holds one nonvoting preferred share of BEF REIT, Inc., a subsidiary of the company (“BEF REIT”), as to which he has sole investment power. Mr. Corbin’s spouse also holds one nonvoting preferred share of BEF REIT, as to which she has sole investment power.

(5)	Includes 37,226 common shares held by Evans Enterprises, Inc. In his capacity as chairman, chief executive officer and sole shareholder of Evans Enterprises, Inc., Mr. Evans may be deemed to have sole voting and investment power with respect to the common shares held by that corporation. The number shown also includes 3,090 common shares held by Mr. Evans’ spouse, as to which she has sole voting and investment power, and 523 common shares held by Mr. Evans’ stepson, as to which he has sole voting and investment power. Mr. Evans disclaims beneficial ownership of the common shares held by his stepson. Additionally, Mr. Evans holds one nonvoting preferred share of BEF REIT, as to which he has sole investment power.

(6)	Includes 5,133 common shares held in the Josephine A. Fronk Trust over which Mr. Fronk, in his capacity as trustee, has sole voting and investment power.

(7)	Includes six shares held by Mr. Hicks as custodian for the benefit of his son and 2,260 shares held jointly by Mr. Hicks and his spouse with whom he shares voting and investment power. Additionally, Mr. Hicks holds one nonvoting preferred share of BEF REIT, as to which he has sole investment power. Mr. Hicks’ spouse also holds one nonvoting preferred share of BEF REIT, as to which she has sole investment power.

(8)	Mr. Owens holds one nonvoting preferred share of BEF REIT, as to which he has sole investment power. Mr. Owens’ spouse also holds one nonvoting preferred share of BEF REIT, as to which she has sole investment power. Mr. Owens also holds two nonvoting preferred shares of BEF REIT as custodian for the benefit of his children.

(9)	Includes 650 shares held in a trust for the benefit of Mr. Rabold’s grandchildren over which Mr. Rabold’s spouse, in her capacity as trustee, has sole voting and investment power.

(10)	Includes 35 common shares held by Mr. Radkoski as custodian for the benefit of his children. Additionally, Mr. Radkoski holds one nonvoting preferred share of BEF REIT, as to which he has sole investment power. Mr. Radkoski also holds two nonvoting preferred shares of BEF REIT as custodian for the benefit of his children.

(11)	Includes 14,465 shares held in a trust over which Mr. Williams’ spouse, in her capacity as trustee, has sole voting and investment power and 2,146 shares held jointly by Mr. Williams and his spouse with whom he shares voting and investment power. Additionally, Mr. Williams holds one nonvoting preferred share of BEF REIT, as to which he has sole investment power. Mr. Williams’ spouse also holds one nonvoting preferred share of BEF REIT, as to which she has sole investment power.

(12)	See notes (4) through (11) above. As a group, the current directors and executive officers of the company and their immediate family members who reside with them hold 22 nonvoting preferred shares of BEF REIT.
Stock Ownership Guidelines
To further implement our fundamental philosophy of maximizing stockholder value by aligning the financial interests of our stockholders with the individuals primarily responsible for developing and implementing corporate strategy, the compensation committee of the board of directors has adopted the following stock ownership guidelines for our named executive officers (i.e., the chief executive officer and the four other most highly compensated executive officers) and directors:

Chief Executive Officer	100,000 Shares
Other Named Executive Officers	10,000 Shares
Board of Directors	5,000 Shares
The named executive officers and directors who were serving as such in 2005 (when the guidelines were adopted) must satisfy the stock ownership guidelines by 2010; however, they must satisfy 50% of the applicable requirement by 2008. Named executive officers and directors who join us after 2005 must satisfy the stock ownership guidelines within five years of joining the company; however, they must satisfy 50% of the applicable requirement within three years.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Our directors and executive officers and any persons holding more than 10% of our outstanding common shares are required to report their initial ownership of common shares and any subsequent changes in their ownership to the SEC. Specific due dates have been established by the SEC, and we are required to disclose in this proxy statement any late reports. Based on a review of (1) Section 16(a) ownership reports filed on behalf of these individuals for their transactions during our 2006 fiscal year and (2) documentation received from one or more of these individuals that no annual Form 5 reports were required to be filed for them for our 2006 fiscal year, we believe that all SEC filing requirements were met.
PROPOSAL 1: ELECTION OF DIRECTORS
There are currently nine members of the board of directors. Based on our bylaws, the directors are divided into three classes of three directors each. Class II directors currently serve until the 2006 annual meeting; Class III directors currently serve until the 2007 annual meeting; and Class I directors currently serve until the 2008 annual meeting. At the annual meeting on Sept. 11, 2006, three Class II directors will be elected for three-year terms.
Based on the recommendation of the nominating and corporate governance committee, the board of directors has nominated Larry C. Corbin, Steven A. Davis and Robert E.H. Rabold for election as Class II directors of the company for terms expiring in 2009.
The common shares represented by all valid proxies will be voted as specified or, if no instructions are given, will be voted for the board’s nominees. The board of directors believes that all of the nominees will be available and able to serve if elected to the board. However, if a nominee is unavailable for election, the persons designated as management proxies will have complete discretion to vote for the remaining nominees, as well as any substitute nominee(s) proposed by the board of directors. Under Delaware law and our bylaws, the three nominees for election as Class II directors receiving the greatest number of votes will be elected as Class II directors.
The following table shows the nominees for election to the board of directors, the directors of the company whose terms in office will continue after the annual meeting and information about each nominee and continuing director. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.
THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL NOMINEES LISTED BELOW.

Principal Occupation for Past
Name, Age and Year Became Director	Five Years and Other Information
NOMINEES — TERMS TO EXPIRE IN 2009 (CLASS II)

Larry C. Corbin, age 64 Director since 1981.	Retired Interim Chief Executive Officer and President since 2006; Interim Chief Executive Officer and President from 2005 to 2006; Retired Executive Vice President of Restaurant Operations from 2004 to 2005; Executive Vice President of Restaurant Operations from 1995 to 2004; in each case of the company.

Steven A. Davis, age 47 Director since 2006.	Chief Executive Officer of the company since May 1, 2006; President, Long John Silver’s and A&W All-American Food Restaurants (Yum! Brands) from 2002 to 2006; Senior Vice President and General Manager of Pizza Hut, Inc. (Yum! Brands), Louisville, Ky., from 1993 to 2002.

Robert E.H. Rabold, age 67 Director since 1994.	Chairman of the Board of the company since 2005; Retired Chairman of Motorists Mutual Insurance Co., Columbus, Ohio, since 2001.

CONTINUING DIRECTORS — TERMS TO EXPIRE IN 2007 (CLASS III)

Daniel E. Evans, age 69 Director since 1957.	Retired Chairman of the company since 2001.

Michael J. Gasser, age 55 Director since 1997.	Chairman of the Board and Chief Executive Officer of Greif, Inc., a manufacturer of shipping containers and containerboard, Delaware, Ohio, since 1994.

E.W. (Bill) Ingram III, age 55 Director since 1998.	President and Chief Executive Officer of White Castle System, Inc., a quick-service hamburger chain, Columbus, Ohio, since 1972.

Principal Occupation for Past
Name, Age and Year Became Director	Five Years and Other Information
CONTINUING DIRECTORS — TERMS TO EXPIRE IN 2008 (CLASS I)

Daniel A. Fronk, age 70 Director since 1981.	Retired Senior Executive Vice President and Board Member of The Ohio Company, an investment banking firm, Columbus, Ohio, since 1997.

Cheryl L. Krueger, age 54 Director since 1993.	President and Chief Executive Officer of Cheryl & Co., Inc., a manufacturer and retailer of gourmet foods and gifts, Columbus, Ohio, since 1986.

G. Robert Lucas, age 62 Director since 1986.	Trustee of The Jeffrey Trusts, trusts for the descendants of Joseph A. Jeffrey, since 2002; Of Counsel Attorney of Vorys, Sater, Seymour and Pease LLP, Attorneys at Law, Columbus, Ohio, from 2001 to 2002.
Our corporate governance principles provide that directors must retire from the board when they reach age 70. Mr. Fronk is currently 70. The board of directors previously determined that it is in the best interests of the company and its stockholders to suspend the mandatory retirement requirement with respect to Mr. Fronk, who continues to serve as a director. Mr. Evans will turn 70 in August of this year, and he has expressed his intent to retire from the board at that time. The nominating and corporate governance committee is actively engaged in a search, using its own contacts as well as a director search firm, to identify director candidates to replace Mr. Evans when he retires. The nominating and corporate governance committee is in the process of interviewing a final group of candidates.
THE BOARD AND COMMITTEES OF THE BOARD
Independence of Directors
The rules of The NASDAQ Global Select Market (“NASDAQ”) require that a majority of our board of directors be independent directors. The NASDAQ independence definition includes a series of objective tests, such as that the director is not employed by us and has not engaged in various types of business dealings with us. In addition, as further required by the NASDAQ rules, the board has made a subjective determination as to each independent director that no relationships exist which, in the board’s opinion, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided to them by us and by the directors with regard to each director’s business and personal activities as they may relate to the company and its management. Based on those reviews and discussions, the board of directors has determined that at least a majority of its members are independent. Our independent directors are: Daniel A. Fronk, Michael J. Gasser, E.W. (Bill) Ingram III, Cheryl L. Krueger, G. Robert Lucas and Robert E.H. Rabold.
Executive Sessions of Independent Directors
In accordance with NASDAQ rules and our corporate governance principles, the independent directors meet in executive session (without management or nonindependent directors present) at the conclusion of each board meeting and at such other times as the independent directors deem necessary or appropriate. Mr. Rabold, the chairman of the board and an independent director, presides at these executive sessions.
Board Meetings and Attendance at Annual Meetings of Stockholders
The board of directors and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate. The board of directors held nine meetings during the 2006 fiscal year. Each director is expected to attend each meeting of the board and the committees on which he or she serves. In fiscal 2006, no director attended less than 75% of the meetings of the board and the committees on which he or she served.
According to our corporate governance principles, each director is expected to attend each annual meeting of our stockholders. All of the incumbent directors attended our last annual meeting of stockholders held on Sept. 12, 2005, except for Mr. Davis who did not join the board until fiscal 2007.

Committee Membership
The board of directors has delegated various responsibilities and authority to its standing audit; compensation; and nominating and corporate governance committees. The following table indicates the directors who currently serve on these committees and the number of meetings held by each committee during the 2006 fiscal year. Messrs. Corbin, Davis and Evans do not serve on any of the following committees.

	Audit	Compensation	Nominating and Corporate
Name	Committee	Committee	Governance Committee
Daniel A. Fronk	•	•	•
Michael J. Gasser	Chair		•
E.W. (Bill) Ingram III	•	•
Cheryl L. Krueger		•	Chair
G. Robert Lucas	•
Robert E.H. Rabold	•	Chair	•
Number of committee meetings held during fiscal 2006	4	5	2

•	committee member
Audit Committee
The audit committee consists of at least three members and is organized and conducts its business pursuant to a written charter adopted by the board of directors. A current copy of the audit committee charter is posted on our Web site, http://www.bobevans.com, in the “Investors” section under “Corporate Governance.” At least annually, the audit committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the board of directors for approval. The audit committee’s responsibilities include:
•	overseeing our accounting and financial reporting processes, audits of our consolidated financial statements and our internal audit function;

•	directly appointing, compensating and overseeing our independent registered public accounting firm;

•	instituting procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing procedures designed to identify and, when appropriate, approving certain “related-party” transactions; and

•	assisting the board of directors in the oversight of internal control over financial reporting.
In addition, the audit committee reviews and preapproves all audit services and permitted nonaudit services provided by the independent registered public accounting firm to us or any of our subsidiaries and ensures that the independent registered public accounting firm is not engaged to perform the specific nonaudit services prohibited by law, rule or regulation. As required by NASDAQ rules, the members of the audit committee each qualify as “independent” under special standards established by the SEC for members of audit committees. Each member of the audit committee is able to read and understand fundamental financial statements, including the company’s balance sheets, income statements and cash flow statements. The audit committee also includes at least one independent member who is determined by the board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. The board of directors has determined that Michael J. Gasser qualifies as an audit committee financial expert.
The audit committee’s report relating to the 2006 fiscal year begins on page 35.
Compensation Committee
The compensation committee consists of at least three members and is organized and conducts its business pursuant to a written charter adopted by the board of directors, which is posted on our Web site, http://www.bobevans.com, in the “Investors” section under “Corporate Governance.” The purpose of the compensation committee is to discharge the responsibilities of the board relating to compensation of our directors and executive officers and to provide recommendations regarding management succession. The compensation committee’s primary responsibilities include:
•	reviewing with management and approving the general compensation policy for our executive officers and directors and those other employees of the company and its subsidiaries which the full board directs;

•	reviewing and approving the compensation of our executive officers, including base salary, equity-based awards, bonuses, long-term compensation and other incentives, in light of goals and objectives approved by the compensation committee;

•	administering our equity-based compensation plans and approving awards as required to comply with applicable securities and tax laws, rules and regulations;

•	evaluating the need for, and provisions of, change in control and employment/severance contracts with our executive officers;

•	reviewing and making recommendations to the board of directors with respect to incentive compensation plans and equity-based compensation plans in accordance with applicable laws, rules and regulations; and

•	reviewing and making recommendations to the board of directors and management regarding the company’s organizational structure and succession plans for the company’s executive officers.
Each member of the compensation committee qualifies as independent under NASDAQ rules, is a “nonemployee director” under SEC rules and is an “outside director” as defined by tax laws and regulations. The compensation committee’s report relating to the 2006 fiscal year begins on page 20.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee consists of at least three members and is organized and conducts its business pursuant to a written charter adopted by the board of directors, which is posted on our Web site, http://www.bobevans.com, in the “Investors” section under “Corporate Governance.” As required by NASDAQ rules, each member of the nominating and corporate governance committee qualifies as “independent.” The purpose of the nominating and corporate governance committee is to identify and recommend to the board of directors for nomination, election or appointment qualified individuals for membership on the board and recommending for the board’s selection director candidates for each meeting of our stockholders at which directors are to be elected. The nominating and corporate governance committee is also responsible for overseeing and advising the board on corporate governance matters and practices, including:
•	developing, reviewing and assessing corporate governance guidelines and principles;

•	reviewing and assessing our compliance with SEC and NASDAQ rules and other applicable legal requirements pertaining to corporate governance; and

•	recommending to the board of directors changes to committee structure and functions as the committee deems advisable.
In carrying out its responsibilities to identify and evaluate director nominees, the nominating and corporate governance committee considers any factors which it deems appropriate. These factors include, without limitation, judgment; skill; diversity; independence; strength of character; experience with businesses and organizations of comparable size; experience with a publicly traded company; experience and skill relative to other board members; desirability of the candidate’s membership on the board and any committees of the board; and the ability of the candidate to represent our stockholders. Depending on the current needs of the board, certain factors may be weighed more or less heavily than others.
Although the nominating and corporate governance committee has not established any specific minimum qualifications for director nominees, it believes that all directors should have the highest character and integrity; a reputation for working constructively with others; sufficient time to devote to board matters; and no conflict of interest that would interfere with his or her performance as a director.
The nominating and corporate governance committee has the authority, to the extent it deems it necessary or appropriate, to retain consultants or search firms to assist in the identification of director nominees. The nominating and corporate governance committee retained a search firm to help identify Mr. Davis, our new chief executive officer and a director, and is currently using a search firm to identify potential candidates to fill the seats that will be vacated by Messrs. Evans and Fronk upon their retirement from the board. It also will consider candidates recommended by stockholders and has from time to time received unsolicited candidate recommendations from stockholders. The nominating and corporate governance committee evaluates candidates proposed by stockholders using the same criteria as for candidates recommended by the committee, the board, management or other sources. A stockholder seeking to recommend a prospective nominee for consideration by the nominating and corporate governance committee should submit in writing the candidate’s name, address, qualifications and such other information as the stockholder thinks would be helpful to the nominating and corporate governance committee to our vice president and general counsel in care of the company at 3776 S. High St., Columbus, Ohio 43207. Stockholders should note that this procedure only relates to the recommendation of director nominees for consideration by the nominating and corporate governance committee. Any stockholder who desires to formally nominate an individual for election to our board of directors must follow the procedures set forth in our bylaws, as outlined below under “Director Nominations by Stockholders.”

Director Nominations by Stockholders
Stockholders who desire to formally nominate an individual for election to the board of directors must follow the procedures outlined in Section 3.04 of Article III of our bylaws. According to these procedures, nominations for election to the board of directors may be made at a meeting of stockholders by our board of directors or by any stockholder who:
•	is a stockholder of record as of the record date for the meeting of stockholders;

•	is entitled to vote for the election of directors at such meeting; and

•	complies with the notice procedures below.
Stockholder nominations must be received at our corporate office not less than 60 nor more than 90 days prior to the applicable stockholders’ meeting. However, if less than 70 days’ notice or prior public disclosure of the date of the stockholders’ meeting is given to stockholders, we must receive the nomination from the stockholder no later than the close of business on the 10th day following when the notice or prior public disclosure of the stockholders’ meeting was given.
A stockholder’s written nomination must include:
•	information about each person whom the stockholder wants to nominate as required by Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which includes the person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected;

•	the name and address, as they appear on our books, of the stockholder giving the notice; and

•	the class and number of our common shares which are beneficially owned by the stockholder giving the notice.
Directors Serving on Boards of Other Public Companies
In order to ensure that directors have sufficient time to devote to board matters, our corporate governance principles provide that directors and nominees may not serve on the boards of more than three public companies in addition to our board. Steven A. Davis, a current director of EMBARQ Corp.; Daniel E. Evans, a current director of The Sherwin-Williams Company; and Michael J. Gasser, a current director of Greif, Inc.; are our only directors who are also directors of another company with a class of securities registered under, or which is otherwise subject to the reporting requirements of, the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.
Resignation/Retirement of Directors
Directors must submit a letter of resignation to the chairman of the board upon a job change. At that time, the board can choose either to accept the resignation or invite the individual to continue to fill his or her term. Further, directors must retire from our board at age 70. As previously discussed, the board of directors has suspended this requirement with respect to Mr. Fronk.
Stockholder Communications with the Board of Directors
The board of directors believes it is important for stockholders to have a process to communicate with the board, committees of the board and individual directors. Accordingly, any individual may contact the board or any member or group of members of our board, including any committee of the board, by writing to them at:
Bob Evans Farms, Inc.
c/o Vice President and General Counsel
3776 S. High St.
Columbus, Ohio 43207
E-mails may also be sent to the audit committee at audit.comm@bobevans.com.
Stockholders should note that:
•	all questions and concerns regarding accounting, internal accounting controls or auditing matters are promptly forwarded to the audit committee for review and investigation;

•	all other communications are initially reviewed by the company’s vice president and general counsel; the chairman of the board is promptly notified of any such communication that alleges misconduct on the part of top management or raises legal, ethical or compliance concerns about our policies or practices; and

•	the chairman of the board receives copies of all other board-related communications on a periodic basis.

Typically, communications unrelated to the duties and responsibilities of the board are not forwarded to the directors, such as product complaints and inquiries, new product and location suggestions, resumés and other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, junk mail and mass mailings.
Code of Conduct
The board of directors has adopted a code of conduct that sets forth standards regarding honest and ethical conduct, full and timely disclosure and compliance with law. The code of conduct applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer and controller. A copy of the code of conduct is available on our Web site, http://www.bobevans.com, in the “Investors” section under “Corporate Governance.” Any amendments to certain provisions of the code of conduct or waivers of such provisions granted to executive officers and directors will also be disclosed on this Web site within five days following the date of the amendment or waiver.
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary of Cash and Certain Other Compensation
The following table summarizes, for the past three fiscal years, annual and long-term compensation for each individual who served as our chief executive officer during fiscal 2006 and our other named executive officers. Steven A. Davis, our current chief executive officer, is not listed in the table because he did not begin his employment with us until the 2007 fiscal year.
SUMMARY COMPENSATION TABLE

					Long-Term Compensation
					Awards
					Restricted	Securities
Name and	Fiscal	Annual Compensation			Stock	Underlying		All Other
Principal Position	Year	Salary (1)		Bonus	Awards	Options		Compensation
Stewart K. Owens(2):	2006	$248,835		$0	$0	42,796	(3)	$1,544,639	(4)
Chairman of the Board,	2005	$656,341		$112,340	$0	169,300		$28,000
Chief Executive Officer,	2004	$597,983		$306,790	$0	147,496		$28,168
President and Chief Operating Officer

Larry C. Corbin(2):	2006	$389,900		$300,000	$27,000	1,663	(3)	$0
Interim Chief Executive	2005	$26,100	(5)	$0	$0	75,192		$15,020	(6)
Officer and President	2004	$368,840		$143,336	$0	67,981		$10,685

Roger D. Williams:	2006	$388,935		$201,104	$0	14,312	(3)	$14,394	(4)
Executive Vice President	2005	$344,027		$113,529	$0	60,175		$69,500
of Food Products Division	2004	$332,393		$193,453	$0	55,449		$13,804

Russell W. Bendel:	2006	$344,500		$171,670	$226,349	9,846	(3)	$138,158	(4)
President of	2005	$260,000	(7)	$54,165	$0	0		$0
SWH Corporation	2004	—	(8)	—	—	—		—
(d/b/a Mimi’s Café)

Donald J. Radkoski:	2006	$328,445		$164,856	$0	12,109	(3)	$11,514	(4)
Chief Financial Officer,	2005	$317,338		$47,601	$0	50,910		$13,790
Treasurer and Secretary	2004	$306,606		$135,131	$0	46,912		$13,770

Randall L. Hicks:	2006	$258,750		$95,877	$0	8,613	(3)	$41,191	(4)
Executive Vice President	2005	$250,000		$29,286	$0	9,745		$55,944
of Restaurant Operations	2004	$200,000		$46,852	$0	8,172		$10,135

(1)	“Salary” includes directors’ fees of $4,800 and $21,900 received during the 2006 fiscal year by Messrs. Owens and Corbin, respectively.

(2)	Mr. Owens resigned effective Aug. 9, 2005, and on that date Mr. Corbin was named interim chief executive officer and president. Mr. Corbin served as our interim chief executive officer and president from Aug. 9, 2005, until May 1, 2006. Mr. Corbin had previously served as our executive vice president of restaurant operations until his retirement on July 1, 2004.

(3)	The options reflected in the summary compensation table were granted during the 2006 fiscal year. For more information regarding these options, see the table under “Grants of Options.” Additionally, in June 2006, the compensation committee awarded incentive stock options, nonqualified stock options and restricted stock awards to certain named executive officers with respect to fiscal 2006 performance. Messrs. Williams, Bendel, Radkoski and Hicks received incentive stock options covering 3,652; 4,233; 3,590; and 3,108 common shares, respectively, and nonqualified stock options covering 8,312; 3,260; 6,494; and 2,566 common shares, respectively. Messrs. Corbin, Williams, Bendel, Radkoski and Hicks also received restricted stock awards with grant values of $68,450; $527,120; $329,683; $428,305; and $183,829, respectively. These awards are not reflected in the summary compensation table because they were granted during the 2007 fiscal year.

(4)	Includes company matching contributions to the 401(k) Plan for each of the named executive officers listed, except Messrs. Owens and Corbin, during the 2006 fiscal year in the amount of $4,200; includes amounts related to the Bob Evans Farms, Inc. 2002 Second Amended and Restated Executive Deferral Program (the “BEEDP”) for Messrs. Williams, Bendel, Radkoski and Hicks during the 2006 fiscal year of $10,194; $3,551; $7,314; and $4,350, respectively; includes contributions to the Bob Evans Farms, Inc. and Affiliates 2002 Second Amended and Restated Supplemental Executive Retirement Plan (the “SERP”) for Messrs. Bendel and Hicks during the 2006 fiscal year of $130,407 and $32,641, respectively; and includes severance payments for Mr. Owens in the amount of $1,544,639 that accrued to him in 2006 upon his resignation from the company.

(5)	Consists solely of director fees of $26,100.

(6)	We paid Mr. Corbin $15,020 for consulting services rendered during fiscal 2005.

(7)	Mr. Bendel’s salary in fiscal 2005 was based on an annual rate of $325,000. The actual salary paid ($260,000) was the prorated amount for the period subsequent to the July 7, 2004, acquisition of SWH Corporation (d/b/a Mimi’s Café).

(8)	Mr. Bendel was not a named executive officer of the company until fiscal 2005, when we acquired SWH Corporation (d/b/a Mimi’s Café).
Grants of Options
The following table sets forth information concerning individual grants of incentive stock options and nonqualified stock options made during the 2006 fiscal year to each of the named executive officers identified below. Mr. Davis is not included in this table because he did not begin his employment with us until the 2007 fiscal year.
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential
	Number of	% of			Realizable Value at
	Securities	Total Options			Assumed Annual Rates of
	Underlying	Granted to			Stock Price Appreciation
	Options	Employees in	Exercise	Expiration	for Option Term (2)
Name	Granted (1)	Fiscal Year	Price($/Sh)	Date	5%	10%
Stewart K. Owens	42,796	17.5%	23.22	6/14/2015	$624,947	$1,583,739
Larry C. Corbin	1,663	0.7%	23.22	6/14/2015	$24,285	$61,542
Roger D. Williams	14,312	5.9%	23.22	6/14/2015	$208,997	$529,640
Russell W. Bendel	9,846	4.0%	23.22	6/14/2015	$143,780	$364,368
Donald J. Radkoski	12,109	5.0%	23.22	6/14/2015	$176,827	$448,114
Randall L. Hicks	8,613	3.5%	23.22	6/14/2015	$125,775	$318,739

(1)	The options consist of both incentive stock options and nonqualified stock options granted under the Bob Evans Farms, Inc. First Amended and Restated 1998 Stock Option and Incentive Plan (the “1998 Stock Option Plan”) on June 14, 2005, and which become exercisable in three equal annual installments beginning one year from the date of grant. Upon a change in control (as defined in the 1998 Stock Option Plan) of the company, these incentive stock options and nonqualified stock options will become fully exercisable as of the date of the change in control.

•	If a participant’s employment or service as a director is terminated for any reason other than disability, death, retirement or for cause, the participant must exercise his or her stock options by the end of the original term of the stock options or 90 days after the date of termination of employment, whichever comes first.

•	If a participant’s employment or service as a director is terminated due to disability, the participant must exercise his or her stock options by the end of the original term of the stock options or one year after the termination of employment, whichever comes first.

•	If a participant should die while employed or serving as a director, his or her successor in interest must exercise any stock options held by the participant by the end of the original term of the stock options or one year after the participant’s death, whichever comes first.

•	If a participant is terminated for cause, the participant’s right to exercise his or her stock options immediately terminates.

•	If a participant retires, the participant must exercise his or her incentive stock options by the earlier to occur of the end of the original term of the incentive stock options or 90 days after the date of retirement; provided, however, that if the incentive stock options are not exercised within 90 days of the date of retirement, they will convert automatically into nonqualified stock options and the participant’s right to exercise the incentive stock options converted into nonqualified stock options will terminate at the end of the original term of the option; and the participant must exercise his or her nonqualified stock options by the end of the term of the nonqualified stock options.
(2)	The amounts reflected in this table represent certain assumed rates of appreciation only. Actual realized values, if any, on option exercises will be dependent on the actual appreciation in the price of our common shares over the terms of the options. There can be no assurances that the potential realizable values reflected in this table will be achieved.
Option Exercises and Holdings
The following table outlines options exercised during the 2006 fiscal year by each of the named executive officers identified below and unexercised options held as of the end of the 2006 fiscal year by such named executive officers. Mr. Davis is not included in this table because he did not begin his employment with us until the 2007 fiscal year.
AGGREGATE OPTION EXERCISES IN FISCAL 2006
AND FISCAL YEAR-END OPTION VALUES

			Number of		Value of Unexercised
	Number of		Securities Underlying		In-the-Money
	Securities		Unexercised Options at		Options at Fiscal
	Underlying		Fiscal Year-End		Year-End(1)
	Options	Value
Name	Exercised	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Stewart K. Owens	300,050	$1,426,603	0	0	$0	$0
Larry C. Corbin	25,607	$305,257	201,574	1,663	$236,123	$9,413
Roger D. Williams	0	$0	144,916	72,911	$649,068	$188,483
Russell W. Bendel	0	$0	0	9,846	$0	$55,728
Donald J. Radkoski	0	$0	184,618	71,383	$1,162,705	$346,737
Randall L. Hicks	0	$0	17,287	19,586	$57,215	$99,852

(1)	All values are shown pretax and are rounded to the nearest whole dollar. Amounts are based on the 2006 fiscal year-end closing price of $28.88 per common share.
Supplemental Executive Retirement Plan
We maintain the SERP, which is a defined contribution plan designed to supplement, through annual company contributions, the retirement benefits of a select group of management or highly compensated employees (as governed by the Employee Retirement Income Security Act of 1974 (“ERISA”)) chosen at the discretion of the compensation committee. There are currently 30 participants in the SERP, including most of our executive officers. The compensation committee added Mr. Bendel as a participant in the SERP in June 2005.
Our annual contributions to participants’ SERP accounts are based upon an actuarially determined “target” benefit for each participant. Generally, this target benefit is equal to the lower of (a) 55% of a participant’s average compensation over the five-consecutive-year period (in the last 10 years of employment prior to age 62) during which the participant’s compensation was the highest or (b) 2.75% of a participant’s average compensation multiplied by the number of years the participant participated in the SERP, less the participant’s benefit under our qualified retirement plan derived from company contributions and 50% of the participant’s projected Social Security benefit.
Each year, a SERP participant may elect to have his or her portion of our aggregate annual SERP contribution allocated to the participant’s SERP account in cash or, when authorized by the compensation committee, the participant may elect to receive a nonqualified stock option to acquire a number of the company’s common shares equal in value to the amount of the participant’s portion of our aggregate annual SERP contribution. The compensation committee did not authorize the grant of nonqualified stock options to satisfy the company’s SERP obligations during fiscal 2006. Our fiscal 2006 contributions to the named executive officers’ SERP accounts are included under the caption “All Other Compensation” in the summary compensation table included in this proxy statement.
Generally, a SERP participant is entitled to receive a distribution of his or her account upon early retirement (age 55 and 10 or more years of service), normal retirement (age 62) or total and permanent disability (as determined by us). If a SERP participant dies while employed by us, the participant’s beneficiary will be entitled to a distribution of the participant’s SERP account. Participants may elect to receive their SERP distributions monthly over a period of 10 years or in a lump sum (subject to compliance with applicable deferred compensation rules). Mr. Corbin took a lump sum distribution of $1,146,128 under the SERP upon his retirement from the company in 2004 and will receive no further benefits under the SERP. Currently, the SERP is expected to provide a monthly retirement benefit of $23,471 for Mr. Williams, $22,457 for Mr. Bendel, $24,855 for Mr. Radkoski and $21,056 for Mr. Hicks if they retire at the normal retirement age. These monthly benefits would be paid for 10 years and are based on actuarial assumptions and other factors specified in the SERP or recommended by the SERP’s actuary. We expect the actual monthly benefit to be lower than these amounts depending on the extent to which these actuarial assumptions reflect actual experience.
401(k) Plan and Executive Deferral Program
We maintain a 401(k) Plan and “match” certain employee contributions to the 401(k) Plan. All of our named executive officers participate in our 401(k) Plan on the same basis as other employees. Our fiscal 2006 matching contributions to the named executive officers’ 401(k) Plan accounts are included under the caption “All Other Compensation” in the summary compensation table included in this proxy statement.
The BEEDP is a defined contribution plan designed to allow its participants to defer a portion of their current compensation in excess of the maximum amount they are allowed to defer to the 401(k) Plan under Internal Revenue Service rules. BEEDP participants must be members of a select group of management or highly compensated employees (as governed by ERISA) chosen at the discretion of the compensation committee. BEEDP participants may elect to defer up to 25% of their current compensation otherwise payable during the year and up to 100% of their bonuses to an account established on their behalf under the BEEDP. We make a matching contribution to each BEEDP participant’s account at the same rate as our matching contribution to the 401(k) Plan. Generally, a BEEDP participant will be eligible to receive a distribution of his or her account at termination of employment or at an earlier date specified by the participant. If a BEEDP participant dies while employed by us, the participant’s beneficiary will be entitled to a distribution of the participant’s BEEDP account. Our fiscal 2006 matching contributions to the named executive officers’ BEEDP accounts are included under the caption “All Other Compensation” in the summary compensation table included in this proxy statement.
Performance Incentive Plan
In May 2005, the compensation committee approved a new Performance Incentive Plan (the “PIP”) for the executive officers and senior management of the company and its subsidiaries. Awards under the PIP consist of stock options, restricted stock awards and cash bonuses. The compensation committee has established two categories of participants in the PIP. “Tier 1” participants include our named executive officers. “Tier 2” participants include our other executive officers and senior management.
The amount that a named executive officer is eligible to receive under the PIP, or his “target incentive compensation,” is equal to a multiple of his annual base salary. Incentive compensation under the PIP is payable to the named executive officers in stock options and restricted stock. Once the named executive officer’s target incentive compensation is determined, he will receive a grant of stock options with a value equal to 25% of that amount after the end of the fiscal year. The remaining 75% of target incentive compensation is at risk and will be awarded in the form of restricted stock only if specific performance goals established by the compensation committee are achieved (e.g., specific earnings per share and operating income amounts for designated business units). If the performance goals are partially achieved (subject to a minimum threshold performance level), the named executive officer may receive part of the at-risk portion of his target incentive compensation. If the performance goals are exceeded, the named executive officer will receive up to 150% of the at-risk portion of his target incentive compensation, depending on the amount by which the performance goals were exceeded.
The total amount of incentive compensation that a Tier 2 participant can receive under the PIP is equal to a multiple of the Tier 2 participant’s annual base salary. Each Tier 2 participant’s base salary multiple will be established by the appropriate named executive officers, except that the compensation committee will establish the base salary multiple for Tier 2 participants who are executive officers. All incentive compensation for Tier 2 participants is at risk based on the achievement of performance goals. If a Tier 2 participant’s performance goal is achieved, he or she will receive 100% of his or her target incentive compensation. If the performance goal is partially achieved (subject to a minimum threshold performance level), the Tier 2 participant may receive a portion of his or her target incentive compensation. If the performance goal is exceeded, the Tier 2 participant will receive up to 150% of his or her target incentive compensation, depending on the amount by which the performance goal was exceeded. Tier 2 participants will receive one-half of their incentive compensation under the PIP in cash and the remaining one-half in restricted stock.
All awards under the PIP will vest over a period of three years, beginning on the first anniversary of the date the award was made. The compensation committee may amend or terminate the PIP at any time.
Other Benefits and Compensation
All of our executive officers are eligible to participate in employee benefit programs maintained by us or our subsidiaries, including health and dental insurance plans, on the same terms as all other employees of the company and its subsidiaries. During fiscal 2006, we made lease payments on an automobile leased by Mr. Owens until his resignation, and we provided Mr. Corbin with an automobile owned by the company during his tenure as interim chief executive officer and president. We also provide Messrs. Williams and Hicks with automobiles owned by the company. We also pay Messrs. Davis, Bendel and Radkoski a monthly automobile allowance. The value of these automobile benefits are not reported in the summary compensation table as the total value of personal benefits received by the named executive officers did not exceed the lesser of 10% of the named executive officer’s salary and bonus or $50,000.
Change in Control and Severance Arrangements
We have entered into change in control agreements with Mr. Davis and each of the named executive officers listed in the summary compensation table. These agreements provide the named executive officers with severance benefits if their employment is terminated under certain circumstances related to a “change in control” (as defined in the agreements) of the company.
Termination by the Company without Cause
Each agreement provides that we may terminate the executive officer without cause, effective as of a date specified by us. If the termination date we specify falls within the period beginning six months before and ending 36 months after a change in control, we must continue to pay the executive officer’s compensation and benefits through the date of termination. In addition, we must pay the executive officer an amount referred to as the “severance payment,” which is equal to the sum of:
•	the value of the executive officer’s unused vacation and compensation days;

•	2.99 times the executive officer’s average annual taxable compensation for the five fiscal years ending before the change in control;

•	a prorated portion of the executive officer’s average cash bonus for the three fiscal years ending before the date his or her employment is terminated; and

•	any other change in control benefit the executive officer is entitled to receive under any other plan, program or agreement with us or any of our subsidiaries.
We will also continue health and life insurance and other employee welfare benefit plans for the executive officer and his or her family for a period of 36 months following the employment termination date.
Termination by the Executive Officer for Good Reason
Each agreement provides that the executive officer may terminate his or her employment for “good reason” effective as of a date specified by the executive officer. The executive officer will have “good reason” to terminate his or her employment if, among other things, we do any of the following without his or her consent at any time after a change in control:
•	breach the agreement;

•	reduce the executive officer’s title, duties, responsibilities or status;

•	assign duties to the executive officer that are inconsistent with the executive officer’s position;

•	reduce the executive officer’s total cash compensation by 10% or more;

•	require the executive officer to relocate to an office more than 50 miles away from his or her current office; or

•	fail to continue or adversely modify any material fringe benefit, compensation, retirement or insurance plan in which the executive officer participated before the change in control.

If the employment termination date specified by the executive officer falls within the period beginning six months before and ending 36 months after the change in control and the executive officer has “good reason” for terminating his or her employment, we must:
•	pay the executive officer’s compensation and benefits through the date of termination;

•	pay the executive officer the severance payment; and

•	continue health and life insurance and other employee welfare benefit plans for the executive officer and his or her family for a period of 36 months following the employment termination date.
Disability
If the executive officer becomes disabled (as defined in the agreement), we may terminate the executive officer’s employment, effective as of a date specified by us. If the executive officer does not return to work full-time before the specified date and the specified date falls within the 36-month period following a change in control, the executive officer’s employment and the agreement will terminate effective as of that date and the executive officer will receive a lump sum payment equal to the severance payment less:
•	one-half of the Social Security disability benefit payable;

•	the amount by which the executive officer’s company-funded benefit under any retirement or deferred compensation plan is enhanced because of the disability; and

•	the value of any company-funded disability income or other benefits the executive officer is entitled to receive under any disability plan or program.
We will continue to pay the executive officer’s compensation and benefits through the employment termination date and will continue health and life insurance and other employee welfare benefit plans for the executive officer and his or her family for a period of 36 months following the employment termination date.
If we fail to notify the executive officer within 30 days after the date his or her disability began that his or her employment is going to be terminated, the executive officer may terminate his or her employment. In this event, the executive officer will be entitled to the same benefits and payments described above.
Death, Termination for Cause and Retirement
Each agreement provides that it will terminate and no amounts will be paid to the executive officer if:
•	the executive dies;

•	we terminate the executive officer’s employment “for cause” (which is defined to include the executive officer’s breach of the agreement, willful refusal to perform assigned duties and gross misconduct); or

•	the executive officer retires after attaining the normal or mandatory retirement age specified in our retirement policy or any individual retirement agreement between us and the executive officer.
Effect of Section 280G of the Internal Revenue Code
If any portion of the payments and benefits provided for in an agreement would be considered “excess parachute payments” under Section 280G(b)(1) of the Internal Revenue Code (the “Tax Code”) and subject to excise tax, we will either make tax reimbursement payments to the executive officer or reduce the executive officer’s payments to an amount which is $1 less than the amount that would be an “excess parachute payment.” We will select the alternative that provides the executive officer with a greater after-tax amount.
Term and Termination
Each agreement has a one-year term that is automatically extended for one-year periods unless the agreement is otherwise terminated. An agreement may be terminated if, among other things, we notify the executive officer (no later than the Feb. 28 preceding the end of the term) that we do not want to continue the agreement, provided that we cannot give such notice during the 36-month period following a change in control or at any time after we learn that activities have begun which would result in a change in control if completed.
Stewart K. Owens Severance Agreement
On Oct. 10, 2005, we entered into a severance agreement with Mr. Owens in connection with his resignation from the board of directors and from his positions as the chairman of the board, chief executive officer, president and chief operating officer, effective Aug. 9, 2005. Per the terms of the severance agreement, Mr. Owens received a lump sum payment of $1,544,639, less appropriate withholding amounts, on June 30, 2006. This payment was equal to 24 months’ salary, 16.5 weeks’ severance pay and $5,000 for out placement assistance. We will also continue to pay our share of the premiums on Mr. Owens’ group health insurance coverage until Aug. 9, 2007, or until he becomes eligible for health insurance coverage through a new employer, whichever is earlier.

In consideration of the payments and benefits to be received under the severance agreement, Mr. Owens released his rights under his 1989 and 2002 change in control agreements with us, except certain limited rights as specified in the severance agreement. In addition, Mr. Owens agreed to release any and all claims, demands and liabilities which he had, has or may have against us and our affiliates, directors and officers. Mr. Owens forfeited any and all rights which had not yet vested under our employee benefit and compensation programs. The credit we received from the forfeiture of these unvested benefits largely offset the charge associated with the lump sum payment described above. The severance agreement also contains a covenant by Mr. Owens that he will not disclose any of our confidential information or trade secrets.
Steven A. Davis Employment Agreement
In connection with his appointment as chief executive officer, we entered into an employment agreement with Mr. Davis, effective May 1, 2006. The employment agreement has an initial term of three years commencing May 1, 2006, and ending April 30, 2009, and will automatically renew for successive one-year terms unless either party provides written notice of nonrenewal at least 60 days prior to the expiration of any term.
The employment agreement provides that Mr. Davis will receive a base salary of $650,000 per year, which may be increased, but not decreased, in the sole discretion of the compensation committee. Mr. Davis is also eligible to receive an annual cash bonus as determined by the compensation committee. Mr. Davis’ target cash bonus for the 2007 fiscal year is 70% of his base salary ($455,000). Mr. Davis is also eligible to participate in the company’s PIP subject to the discretion of the compensation committee. For fiscal 2007, Mr. Davis’ target incentive compensation under the PIP is 250% of his base salary ($1,625,000).
Per the terms of the employment agreement, on June 13, 2006, Mr. Davis was granted:
•	an incentive stock option to purchase 10,956 of our common shares and a nonqualified stock option to purchase 7,044 of our common shares, each with an exercise price of $27.38 per share and vesting in three equal installments beginning June 13, 2007;

•	10,957 of our common shares; and

•	25,771 shares of restricted stock, which vest in three equal annual installments beginning June 13, 2007.
Mr. Davis is eligible to participate in any of our health, disability, group term life insurance, pension, retirement, profit sharing and bonus plans, and any other perquisites and fringe benefits that may be extended from time to time to our next most senior executive officer and is eligible to participate in the SERP and the BEEDP. Mr. Davis is also entitled to equity-based compensation awards that may be extended from time to time. Additionally, we will provide Mr. Davis with a minimum of four weeks paid vacation annually and the use of an automobile or a monthly automobile allowance of $1,846 per month.
Mr. Davis agreed to maintain the confidentiality of our confidential information and that, during his employment, he will not, without the prior written consent of the board, directly or indirectly, engage in or render any services to any business in North America engaged in the family or casual dining restaurant industry or in any other segment of the restaurant industry in which we or any of our subsidiaries may become involved prior to the termination of Mr. Davis’ employment with us. During Mr. Davis’ employment and for two years thereafter, he will not for himself or for any third party employ or hire any of our employees or solicit, induce, recruit or cause any of our employees to terminate his or her employment.
If Mr. Davis suffers a “disability” (as defined in the employment agreement), we may terminate his employment upon not less than 30 days prior written notice. During any period that Mr. Davis fails to perform his duties as a result of a disability, he will continue to receive his base salary until his employment is terminated, less any amounts payable to Mr. Davis under our disability benefit plan. Additionally, we may terminate Mr. Davis’ employment at any time for “cause” (as defined in the employment agreement), and Mr. Davis may terminate the employment agreement for any reason upon at least 60 days prior notice. If we terminate Mr. Davis’ employment as a result of a disability or for cause, if Mr. Davis voluntarily terminates his employment or if he dies during the term of the employment agreement, he (or his beneficiary) will be entitled to:
•	the amount of his accrued but unpaid base salary as of the date his employment is terminated, including the value of unused vacation days;

•	payment for any unreimbursed business expenses he incurred prior to the termination of his employment; and

•	any rights and benefits provided under our plans and programs, determined in accordance with their applicable terms and provisions.

We may terminate Mr. Davis’ employment for any reason upon 14 days prior written notice. Also, Mr. Davis may terminate his employment at any time for “good reason” (as defined in the employment agreement). If we terminate Mr. Davis’ employment for any reason other than death, disability or cause, or if Mr. Davis terminates his employment for good reason, then Mr. Davis will be entitled to:
•	the amount of his accrued but unpaid base salary as of the date his employment is terminated, including the value of unused vacation days;

•	payment for any unreimbursed business expenses he incurred prior to the termination of his employment;

•	any rights and benefits provided under our plans and programs, determined in accordance with their applicable terms and provisions;

•	any prior year earned, but unpaid, bonus;

•	continuation of his base salary for 24 months;

•	a prorated bonus for the then current fiscal year; and

•	payment of premiums under our group health and medical policies for up to 24 months for coverage substantially similar to that provided to Mr. Davis and his dependents on the date his employment is terminated.
If Mr. Davis terminates his employment, either with or without good reason, or if we terminate his employment with or without cause (other than termination due to his disability), the noncompetition provisions will continue for 24 months following the termination of Mr. Davis’ employment.
If either party provides the other with notice of nonrenewal at least 60 days prior to the expiration of any term of the employment agreement, then Mr. Davis’ employment will terminate at the end of such term, and he will be entitled to:
•	the amount of his accrued but unpaid base salary as of the date his employment is terminated, including the value of unused vacation days;

•	payment for any unreimbursed business expenses he incurred prior to the termination of his employment; and

•	any rights and benefits provided under our plans and programs, determined in accordance with their applicable terms and provisions.
If Mr. Davis gives notice of nonrenewal, the noncompetition provisions of the employment agreement will continue for 24 months following the termination of Mr. Davis’ employment. In the event that we provide the notice of nonrenewal, Mr. Davis may elect to continue the noncompetition provisions and be entitled to receive his base salary for each month during which he elects to continue such provisions (up to a maximum of 24 months).
Upon termination of Mr. Davis’ employment for any reason:
•	Mr. Davis’ participation in all of our compensation and benefit plans will cease upon the effective termination date and all unvested bonuses, equity awards and other like items will immediately lapse, except as otherwise provided in the applicable plans or the employment agreement; and

•	all amounts Mr. Davis owes to us, if any, will become immediately due and payable, and we will have the right to offset such amounts against any amounts we owe to Mr. Davis.
Compensation of Directors
Fees and Retainers — Fiscal 2006
On May 9, 2005, the board adopted a director compensation program for fiscal 2006. Under this program, all employee directors received an annual cash retainer of $14,400, all nonemployee directors received an annual cash retainer of $24,000 and the lead independent director received an additional monthly cash retainer of $750. Each nonemployee director also received (i) common shares of the company with a value equal to $27,000 and (ii) a nonqualified stock option to acquire common shares of the company with a value equal to $12,750.
In addition, nonemployee directors were paid $1,500 for each board meeting attended. They were also paid for each committee attended. The board voted to increase the committee meeting fees effective Sept. 9, 2005, based upon an independent compensation consultant’s analysis of the director compensation practices of some of our industry peers. The following table outlines the fees per committee meeting attended paid to the members and chairs of the following committees during fiscal 2006:

	Fees Paid Prior to Sept. 9, 2005		Fees Paid After Sept. 9, 2005
	Committee Member	Committee Chair	Committee Member	Committee Chair
Name of Committee	Fee Per Meeting	Fee Per Meeting	Fee Per Meeting	Fee Per Meeting
Audit Committee	$1,500	$2,500	$1,750	$3,000
Compensation Committee	$1,250	$2,000	$1,500	$2,500
Nominating and Corporate Governance Committee	$750	$1,000	$1,000	$1,500
Effective Aug. 9, 2005, the board eliminated the monthly retainer paid to the lead independent director, and approved a $5,000 monthly cash retainer for the chairman of the board.
In connection with the resignation of our chief executive officer effective Aug. 9, 2005, the board formed an ad hoc committee to investigate and recommend to the compensation committee an appropriate compensation package for Mr. Corbin as well as a severance package for Mr. Owens. The ad hoc committee, comprised of Messrs. Fronk (chair), Lucas and Ingram and Ms. Krueger, met once. Mr. Fronk was paid $2,000 for attending this meeting and the remaining members were each paid $1,500. The board also formed an executive search committee, comprised of Ms. Krueger (chair) and Messrs. Gasser, Ingram and Lucas to identify a new chief executive officer. Ms. Krueger received $2,000 per executive search committee meeting attended and the remaining members each received $1,500 per meeting attended. Mr. Rabold was also compensated for participating in some of executive search committee’s meetings. Additionally, Ms. Krueger and Mr. Rabold were each paid $500 per call for various phone calls to discuss the status of the search, potential candidates and related matters. During fiscal 2006, Ms. Krueger and Messrs. Gasser, Ingram, Lucas and Rabold received $22,500; $9,000; $7,500; $9,000; and $3,500, respectively, for their service with respect to the executive search committee.
Fees and Retainers — Fiscal 2007
The current compensation program for directors became effective May 8, 2006. Under the compensation program for directors, all directors who are employees of the company receive a monthly cash retainer of $1,200. All nonemployee directors receive a monthly cash retainer of $2,000, and the chairman receives an additional monthly cash retainer of $5,750. Additionally, each nonemployee director will receive an annual grant of 2,500 shares of restricted stock which must be held by the director for a period of at least one year.
In addition, nonemployee directors are compensated for each board and committee meeting they attend. Each nonemployee director is paid $1,500 for each board meeting attended. Nonemployee directors also receive reimbursement for out-of-pocket expenses for travel to and from board and committee meetings. The following table outlines the compensation per committee meeting attended paid to the members and chairs of each committee:

	Committee Member Fee Per	Committee Chair
Name of Committee	Meeting	Fee Per Meeting
Audit Committee	$1,750	$3,000
Compensation Committee	$1,500	$2,500
Nominating and Corporate Governance Committee	$1,000	$1,500
Nonemployee directors who undertake special projects and assignments at the request of the chairman will be compensated on a per diem rate of $1,000 plus expenses.

Pursuant to the terms of the compensation program for directors, we will continue to maintain a life insurance policy with a death benefit of $50,000 on behalf of each nonemployee director. In addition, group health insurance is available to nonemployee directors as discussed under “Director Retirement Benefit” below.
The board of directors may amend or terminate the compensation program for directors at its discretion at any time.
Director Retirement Benefit
Messrs. Corbin, Evans, Fronk and Lucas and Ms. Krueger have elected to participate in our group health insurance plan on the same terms as our employees (i.e., we pay the employer portion of their health insurance premiums, and these directors pay the employee portion of the health insurance premiums). Upon retirement, participants in our group health insurance plan must pay all health insurance premiums (including the employer portion which was paid by us prior to the participant’s retirement). We have agreed to pay each of Messrs. Fronk and Lucas and Ms. Krueger a lump sum amount upon their retirement from the board equal to a portion of the anticipated cost of the employer portion of their health insurance premiums as determined by an actuary.
REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
Role of the Compensation Committee
The compensation committee is responsible for approving appropriate base salaries, annual bonuses, equity compensation and other compensation for the company’s executive officers. The compensation committee, which is composed entirely of independent directors, also administers the company’s equity compensation and other long-term incentive plans.
Compensation Philosophy
The compensation committee’s fundamental philosophy is to maximize stockholder value over time by aligning the financial interests of the company’s executive officers and stockholders. The compensation committee’s compensation practices are based on the following key principles:
•	incentive compensation is awarded based upon company, business unit and individual performance goals designed to motivate our executive officers to achieve strategic business objectives and to perform at the highest levels;

•	a significant portion of the executive officers’ total compensation should be “at risk” to achieve a greater degree of “pay for performance;”

•	stock-based compensation should form a significant portion of total compensation, ensuring that significant rewards are received by executive officers only when stockholder value is created; and

•	compensation levels should be set at competitive levels in the marketplace in order to attract and retain key executives.
Executive Officer Compensation
Base Salaries
The compensation committee determines the executive officers’ base salaries and subsequent adjustments to those base salaries relative to the following factors:
•	the importance of the executive officer’s job function to the company;

•	the executive officer’s experience and individual performance;

•	overall company and/or business unit performance; and

•	a comparison of industry pay practices (performed periodically with an independent compensation consultant).
The compensation committee has not assigned any specific weighting to these factors, and the relevance of each factor varies from individual to individual.
In June 2005, the compensation committee approved the base salaries for the company’s executive officers for fiscal 2006. Given the company’s sluggish performance at that time, the compensation committee took a conservative approach to base salary increases for fiscal 2006. Messrs. Williams, Radkoski and Hicks each received a base salary increase of 3.5%, which was consistent with the target level salary increase used for corporate office employees in good standing. Mr. Bendel received a 6% base salary increase, primarily due to the favorable performance of the Mimi’s Café business unit. The compensation committee also approved a subsequent 15% base salary increase for Mr. Williams when he assumed Bob Evans Restaurant marketing responsibilities in September 2005.

In June 2006, the compensation committee approved base salary increases for Messrs. Williams, Radkoski, Hicks and Bendel ranging from 3.5% to 5% for fiscal 2007. These base salary increases were based on the factors discussed above and are consistent with the target level salary increase used for corporate office employees in good standing.
The compensation of the individuals who served as the company’s chief executive officer during fiscal 2006, as well as our current chief executive officer, is discussed below under “Chief Executive Officer Compensation.”
Annual Cash Incentive Bonuses
A significant portion of the executive officers’ annual compensation is awarded in the form of a cash bonus, which is “at risk” based on the achievement of objective performance goals established by the compensation committee at the beginning of the fiscal year, and, in some cases, the compensation committee’s subjective assessment of the executive officers’ individual performance and contributions to the company. Cash bonuses are set to a “sliding scale,” meaning that the named executive officer will receive less than 100% of his target cash bonus if his performance goals are partially achieved and more than 100% of his target cash bonus if his performance goals are exceeded (up to a maximum of 200%).
The compensation committee determined that, for fiscal 2006, 50% of each named executive officer’s (other than Messrs. Owens and Corbin) cash bonus would be tied to the achievement of objective performance criteria and the remaining 50% would be tied to the compensation committee’s subjective assessment of the named executive officer’s individual performance (except with respect to Mr. Bendel whose cash bonus was 75% tied to objective performance criteria and 25% to the compensation committee’s subjective assessment of his performance).
Individual cash bonus targets are based on a multiple of each executive officer’s base salary established at the beginning of the fiscal year. In light of the company’s performance, the compensation committee set the range of fiscal 2006 target cash bonuses for the named executive officers (other than Mr. Corbin) at approximately 30% to 40% of base salary if the performance goals were 100% achieved. Historically, target cash bonuses for the named executive officers ranged from 40% to 70% of base salary, but the compensation committee lowered this range for both fiscal 2005 and fiscal 2006 based on the company’s disappointing performance.
The fiscal 2006 objective performance goals for the named executive officers included the company’s earnings per share and/or business unit operating income. For fiscal 2006, the company’s reported diluted earnings per share increased to $1.52 per share compared to $1.04 in fiscal 2005. Also, restaurant segment operating income increased 22.2%, and food segment operating income increased 61.6% compared to fiscal 2005. Therefore, the objective performance goals were achieved. With respect to the compensation committee’s subjective assessment of the named executive officers’ individual performance, the compensation committee determined that the company’s performance was improving and that Messrs. Williams, Radkoski, Hicks and Bendel performed admirably and, in some cases, took on additional responsibilities following the resignation of the company’s chief executive officer during fiscal 2006. Accordingly, the compensation committee awarded Messrs. Williams, Radkoski, Hicks and Bendel cash bonuses ranging from approximately 37% to 52% of their fiscal 2006 base salaries (or approximately 124% to 172% of their fiscal 2006 target bonus amounts).
In July 2006, the compensation committee approved performance goals and cash bonus targets for the named executive officers for fiscal 2007 performance. The performance goals generally include earnings per share, total company and/or business unit operating income, same-store sales, new store sales, management and hourly employee turnover, food products sales, cost savings and team building. Cash bonus targets for fiscal 2007 will be based entirely on these performance goals. In light of the company’s improving performance, the compensation committee set fiscal 2007 target cash bonuses for Messrs. Williams, Radkoski, Hicks and Bendel at approximately 37% to 50% of their fiscal 2007 base salaries.
Performance Incentive Plan
Historically, the company’s long-term compensation program consisted primarily of options granted under the company’s stock option plans. These options were designed to incentivize employees to enhance stockholder value and to assist in the hiring and retention of key employees. Due to recent changes in accounting rules requiring the expensing of options and the recommendation of an independent compensation consultant, the compensation committee reconsidered the company’s overall approach to incentive compensation and, in fiscal 2006, adopted the PIP. All stock-based awards under the PIP are awarded out of the equity compensation plans approved by the company’s stockholders.

The amount of target stock-based incentive compensation that a named executive officer can receive under the PIP will be equal to a multiple of the named executive officer’s annual base salary determined by the compensation committee at the beginning of the fiscal year. Each named executive officer automatically receives, after the end of the fiscal year, a grant of stock options with a value equal to 25% of his or her target stock-based compensation. The compensation committee believes that this automatic grant of stock options is an appropriate form of incentive compensation because the value of the stock options is inherently tied to company performance – the stock options are only valuable if the price of the company’s common shares increases after the grant date and before the options expire. All options will have exercise prices equal to the fair market value of the company’s common shares on the dates of grant, and the options typically will vest in segments over a set period of time.
The remaining 75% of each named executive officer’s target stock-based incentive compensation is at risk and will be awarded in the form of restricted stock only if specific performance goals established by the compensation committee at the beginning of the fiscal year are achieved. The at-risk portion of PIP awards are set to a “sliding scale,” meaning that the named executive officer will receive less than 100% of his at-risk stock-based compensation if his performance goals are partially achieved and more than 100% of his target at-risk stock-based compensation if his performance goals are exceeded (up to a maximum of 150%). Generally, restricted stock awards will vest in segments over a set period of time, provided the individual is still employed by the company. The amount of restricted stock awarded will be based on the value of the company’s common shares on the date of grant and a vesting discount. The value of restricted stock is directly tied to the value of the company’s common shares because the value of the restricted stock will fluctuate based on the market price of the company’s common shares.
The compensation committee set the range of fiscal 2006 target stock-based compensation under the PIP for the named executive officers (excluding Messrs. Owens and Corbin) at approximately 75% to 105% of base salary. Awards to the named executive officers under the PIP for fiscal 2006 were based on the achievement of objective performance goals, including the company’s earnings per share and/or business unit operating income. As discussed above, the company’s diluted earnings per share, restaurant segment operating income and food products operating income all improved during fiscal 2006. Accordingly, the objective performance goals the compensation committee established for the named executive officers were achieved, and Messrs. Williams, Radkoski, Hicks and Bendel received awards under the PIP ranging from approximately 80% to 143% of their fiscal 2006 base salaries (or approximately 106% to 136% of their target PIP awards).
In July 2006, the compensation committee approved performance goals for the executive officers under the PIP for fiscal 2007 performance. The named executive officers’ performance goals include the company’s earnings per share and/or business unit operating income. In light of the company’s improving performance, the compensation committee set fiscal 2007 target stock-based compensation for Messrs. Williams, Radkoski, Hicks and Bendel under the PIP at approximately 75% to 105% of their fiscal 2007 base salaries.
Chief Executive Officer Compensation
Stewart K. Owens
In June 2005, the compensation committee approved a 3.5% base salary increase for Mr. Owens for fiscal 2006. The compensation committee took a conservative approach to Mr. Owens’ base salary for fiscal 2006 due to the company’s disappointing performance in fiscal 2005, especially with respect to Bob Evans Restaurant same-store sales. Mr. Owens resigned from the company on Aug. 9, 2005. Therefore, Mr. Owens did not receive a cash bonus or an award under the PIP with respect to fiscal 2006 performance.
In connection with Mr. Owens’ resignation, the company, with the involvement of the compensation committee, negotiated a severance agreement with Mr. Owens. Under the severance agreement, Mr. Owens received a lump sum payment of $1,544,639 on June 30, 2006. Mr. Owens also forfeited any and all rights which had not yet vested under the company’s employee benefit and compensation programs. The credit the company received from the forfeiture of these unvested benefits largely offset the charge associated with the lump sum payment.
Larry C. Corbin
Following Mr. Owens’ resignation, Mr. Corbin was elected interim chief executive officer and president. The compensation committee set Mr. Corbin’s base salary at $10,000 per week, primarily based on Mr. Corbin’s abilities and experience with the company, the importance of the position to the company and the base salary the company was paying Mr. Owens prior to his resignation. The compensation committee also determined that Mr. Corbin would be entitled to a performance bonus of up to $200,000 based entirely on the compensation committee’s subjective assessment of his performance. In June 2006, the compensation committee awarded Mr. Corbin a performance bonus of $300,000. The compensation committee awarded this higher performance bonus because the improvements in the company’s earnings per share, operating profit, momentum, management team effectiveness and employee morale exceeded the compensation committee’s expectations. The compensation committee also considered that Mr. Corbin served as interim chief executive officer and president for longer than it had originally anticipated.
Steven A. Davis
In May 2006, the company entered into an employment agreement with Mr. Davis in connection with his appointment as chief executive officer. In order to induce Mr. Davis to join the company, the employment agreement provides that Mr. Davis will receive an annual base salary of at least $650,000, which the compensation committee may increase at its discretion, in addition to the benefits provided to the company’s other executive officers. Mr. Davis was also granted (i) an incentive stock option to purchase 10,956 common shares and a nonqualified stock option to purchase 7,044 common shares, (ii) 10,957 common shares and (iii) 25,771 shares of restricted stock. The employment agreement also provides that for fiscal 2007, Mr. Davis’ (i) target annual cash bonus is 70% of his base salary ($455,000) and (ii) target stock-based compensation under the PIP is 250% of his base salary ($1,625,000).
The cash compensation, stock grants and other benefits provided to Mr. Davis under the employment agreement were the result of negotiation between the compensation committee and Mr. Davis. The compensation committee also engaged an independent compensation consultant to assist in creating an appropriate compensation package for Mr. Davis. The compensation committee concluded that it was critically important to the company’s future to retain an executive with the experience and skill set of Mr. Davis. The compensation committee also believes that Mr. Davis’ compensation package is appropriate when compared to the compensation of the chief executive officers of the company’s peers.
Other Compensation
The compensation committee reviews the participation of the company’s executive officers in the company’s retirement and savings plans and other employee benefit plans. The company’s executive officers participate in the company’s 401(k) Plan on the same basis as other employees. The company “matches” certain employee contributions to the 401(k) Plan. The company’s executive officers also participate in the BEEDP and the SERP, described on pages 13 and 14. Company contributions to the named executive officers’ 401(k) Plan, BEEDP and SERP accounts are included under the caption “All Other Compensation” in the summary compensation table included in this proxy statement. The compensation committee has considered the company’s contributions to the executive officers’ 401(k) Plan, BEEDP and SERP accounts as well as the monthly retirement benefits expected to be provided by the SERP in assessing the overall compensation of the company’s executive officers.
All of the company’s executive officers are eligible to participate in the employee benefit programs maintained by the company or its subsidiaries, including health and dental insurance plans, on the same terms as other employees. Benefits under these plans are not tied to performance. Additionally, the company’s officers are provided with either a monthly car allowance or a company car.
Tax Deductibility of Executive Compensation
Section 162(m) of the Tax Code generally prohibits the company from claiming a deduction on its federal income tax return for compensation in excess of $1,000,000 per taxable year paid to the chief executive officer and the four other most highly compensated executive officers serving at the end of the fiscal year. The company may continue to deduct compensation paid to these executive officers in excess of $1,000,000 if the payment of that compensation qualifies for an exemption, including an exemption for certain “performance-based compensation.”
The company does not have a policy that requires all compensation payable for a given fiscal year to be deductible under Section 162(m), although the compensation committee will continue to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m), while at the same time considering the goals of the company’s executive compensation philosophy.
Conclusion
The compensation committee has reviewed all components of the executive officers’ compensation, including salary, bonus and stock-based compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive officer and cost to the company of all perquisites and other personal benefits, the earnings and accumulated payout obligations under the company’s nonqualified deferred compensation program and the projected payout obligations under the SERP and under change in control scenarios.
Based on this review, the compensation committee finds the executive officers’ total compensation (and, in the case of the change in control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

Furthermore, the compensation committee believes that the compensation paid to the executive officers is consistent with the company’s goals and objectives.
The company is submitting the 2006 Plan to the stockholders for consideration and approval. If approved by the stockholders, the 2006 Plan will allow the compensation committee to consider a wide variety of stock-based and performance-based compensation programs. Attracting and retaining talented and motivated management and employees is essential to create long-term stockholder value. The compensation committee believes that offering a competitive, performance-based compensation program with a significant stock-based component helps to achieve this objective by aligning the interest of management with those of the company’s stockholders.
Submitted by: Compensation Committee Members
Robert E.H. Rabold (chair), Daniel A. Fronk, E.W. (Bill) Ingram III and Cheryl L. Krueger
PROPOSAL 2: APPROVAL OF BOB EVANS FARMS, INC.
2006 EQUITY AND CASH INCENTIVE PLAN
We are asking our stockholders to approve the 2006 Plan. If approved by our stockholders, the 2006 Plan will become our only ongoing plan providing stock-based awards to employees, consultants and nonemployee directors other than our dividend reinvestment and stock purchase plan. In addition to stock-based compensation, the 2006 Plan also authorizes the issuance of awards payable in cash. If the 2006 Plan is approved by our stockholders, our existing plans providing stock-based awards to employees and directors will be terminated as to the issuance of new equity awards. Your board of directors unanimously recommends that you vote “FOR” the approval of the 2006 Plan.
Purpose
The 2006 Plan is intended to foster and promote our long-term financial success and to increase stockholder value by:
•	providing participants with an opportunity to acquire an ownership interest in the company and to share in the economic risks and rewards of our stockholders;
•	allowing us to use equity compensation to attract and retain the services of outstanding individuals upon whose judgment and special efforts our success is largely dependent; and
•	enhancing stockholders’ interests through various limitations on awards, such as:
o	requiring that options have an exercise price equal to or greater than the fair market value of our common shares on the date the options are granted;

o	prohibiting repricing of any awards, including options and stock appreciation rights, without stockholder approval; and

o	limiting the total number of common shares that may be issued under the 2006 Plan and limiting the number of awards that may be issued to each participant.
Summary of the 2006 Plan
The principal features of the 2006 Plan are summarized below. The complete text of the 2006 Plan is included as Appendix A to this proxy statement, and we encourage you to read it carefully.
Administration of the 2006 Plan
The compensation committee will administer all aspects of the 2006 Plan. The compensation committee will, among other things:
•	construe and interpret the 2006 Plan;
•	adopt, amend and rescind rules and regulations affecting administration of the 2006 Plan;
•	decide which employees, consultants and nonemployee directors of the company or its related entities will be granted awards;
•	identify the types of awards that may be issued to each participant and specify the terms and conditions of those awards; and
•	administer performance-based awards, including specifying performance objectives that must be met.
To the extent permitted by law, the compensation committee may delegate ministerial duties associated with the 2006 Plan to any person it deems appropriate. However, the compensation committee may not delegate any of its discretionary responsibilities or any duty it is required to discharge to ensure the deductibility of performance-based compensation under Section 162(m) of the Tax Code.

Eligibility for Awards
The 2006 Plan allows the compensation committee to make awards to any of our employees, consultants or nonemployee directors. Currently, there are approximately 50,810 employees and eight nonemployee directors who would be eligible to receive awards under the 2006 Plan. The selection of participants and the nature and size of awards are within the discretion of the compensation committee.
Awards Under the 2006 Plan
General
When an award is granted under the 2006 Plan, the compensation committee will establish the terms and conditions of that award. These terms and conditions will be contained in an award agreement and may, for example, require that the participant continue to provide services to us or a related entity for a certain period of time or that the participant meet certain performance objectives during a specified period of time. If the terms and conditions of an award are not met, the award will be forfeited.
By accepting an award, a participant agrees to be bound by the terms of the 2006 Plan and the associated award agreement. If there is a conflict between the terms of the 2006 Plan and the terms of an award agreement, the terms of the 2006 Plan will control.
The types of awards that may be granted under the 2006 Plan are discussed below.
Cash-Based Awards
A cash-based award gives a participant the right to receive a specified amount of cash.
Options
An option gives a participant the right to purchase a specified number of common shares and may be an incentive stock option or nonqualified stock option. The price at which a common share may be purchased upon exercise of an option, called the “exercise price,” will be determined by the compensation committee, but may not be less than the fair market value of a common share on the date the option is granted. Generally, “fair market value” is the closing price of our common shares on NASDAQ on the date in question. For example, on July 14, 2006, the “fair market value” of a common share, as determined by the closing price on NASDAQ, was $27.02. The exercise price of an incentive stock option granted to an employee who owns shares possessing more than 10% of the voting power of the company (a “10% holder”) may not be less than 110% of the fair market value of a common share on the date the option is granted. An option’s exercise price may be paid in any way determined by the compensation committee and specified in the award agreement, including payment in cash (or a cash equivalent), a cashless exercise, tendering common shares the participant already owns or a combination thereof.
In no event may an option be exercised more than 10 years after the grant date (five years in the case of an incentive stock option issued to a 10% holder). Incentive stock options that become exercisable for the first time in any year cannot relate to common shares having a fair market value (determined on the date of grant) of more than $100,000 per participant.
Unless otherwise specified in the award agreement, a participant will not have any dividend or voting rights with respect to the common shares underlying an unexercised option.
Performance Shares
Performance shares give a participant the right to receive a specified number of common shares if the performance goals and other terms and conditions specified by the compensation committee are met by the end of the performance period.
Unless otherwise specified in the award agreement, a participant will not have any dividend or voting rights with respect to the performance shares during the performance period.
Performance Units
Performance units give a participant the right to receive cash equal to the fair market value (determined on the settlement date) of a specified number of common shares if the performance goals and other terms and conditions specified by the compensation committee are met by the end of the performance period.
Unless otherwise specified in the award agreement, a participant will not have any dividend or voting rights with respect to the common shares underlying performance units.

Restricted Stock
Restricted stock consists of common shares that are granted to a participant, but which are subject to certain restrictions on transferability and the risk of forfeiture if certain terms and conditions specified by the compensation committee are not met by the end of the restriction period. The restrictions may include time-based and/or performance-based restrictions. Restricted stock may not be sold or otherwise transferred until the end of the restriction period. Unless the award agreement specifies otherwise, we will hold the common shares subject to a restricted stock award in escrow until the restrictions lapse. A participant who has been granted restricted stock will have the right to receive dividends on the restricted stock and may vote those shares during the restriction period.
Restricted Stock Units
Restricted stock units consist of notional shares of the company that are granted to a participant, but which are subject to restrictions on transfer and the risk of forfeiture if certain conditions specified by the compensation committee are not met by the end of the restriction period. A participant who has been granted restricted stock units will not have any dividend or voting rights in connection with the notional shares underlying the restricted stock units.
At the end of the restriction period, the restricted stock units either will be forfeited or settled, depending on whether or not the applicable terms and conditions have been satisfied. Restricted stock units may be settled (i) by issuing one common share for each restricted stock unit, (ii) by paying the participant cash equal to the fair market value of a common share for each restricted stock unit or (iii) a combination of common shares and cash, as determined by the compensation committee at the time of grant.
Stock Appreciation Rights
A stock appreciation right gives a participant the right to receive the difference between the stock appreciation right’s exercise price and the fair market value of a common share on the date the stock appreciation right is exercised. Stock appreciation rights will be settled in (i) cash, (ii) common shares with a value on the settlement date equal to the difference between the fair market value of the common shares and the exercise price or (iii) a combination of cash and common shares, as determined by the compensation committee at the time of grant. The exercise price of a stock appreciation right will be determined by the compensation committee, but may not be less than the fair market value of a common share on the date the stock appreciation right is granted.
A stock appreciation right will be forfeited if the applicable terms and conditions are not met or if it is not exercised before it expires (which may never be later than 10 years after the grant date). A participant who has been granted a stock appreciation right will not have any dividend or voting rights in connection with the notional shares underlying the stock appreciation right.
Whole Share Awards
The compensation committee may grant awards of whole common shares to any participant on any basis and subject to any terms it deems appropriate.
Performance-Based Awards
Any type of award granted under the 2006 Plan may include performance criteria intended to qualify the award as performance-based compensation under Section 162(m) of the Tax Code. The grant, vesting, exercisability or settlement of any performance-based award will be conditioned on the attainment of performance objectives derived from one or more of the following performance criteria over a performance period:
•	gross revenues;

•	operating or net income;

•	gross or net sales;

•	earnings per common share;

•	new products and lines of revenue;

•	customer satisfaction;

•	market share;

•	developing and managing relationships with regulatory and other governmental agencies;

•	managing claims against us or any related entities, including litigation;

•	our book value or the book value of any designated related entity or division;

•	the trading value of the common shares;

•	completing assigned corporate transactions, such as mergers, acquisitions or divestitures;

•	controlling expenses and implementing procedures for controlling expenses;

•	one or more of return on equity, return on investment, return on invested capital, economic value added, stockholder value added, cash flow return on investment and net operating profit after taxes;

•	enhancing employee loyalty;

•	promoting same-store sales;

•	increasing total food products sold;

•	integrating group systems;

•	promoting regulatory compliance; and

•	brand development.
Different performance objectives may be applied to individual participants or to groups of participants and may be based on the results achieved separately or collectively by us, any related entity or by any combination of segments, products or divisions of the company and its related entities. In addition, performance objectives may be measured on an absolute or cumulative basis or measured relative to selected peer companies or a market index.
The compensation committee may issue a performance-based award to any participant. However, a performance-based award granted to an employee whose compensation may be subject to limited deductibility under Section 162(m) of the Tax Code (a “covered employee”) is subject to the additional requirements discussed below. Generally, our named executive officers are our only covered employees. For performance-based awards granted to participants who are not covered employees, the compensation committee may follow the procedures described below, or it may apply other procedures that it believes are appropriate.
For performance-based awards to covered employees, the compensation committee will establish in writing:
•	the performance objectives to be applied to each performance-based award issued and the performance period over which their attainment will be measured;

•	the method for computing the performance-based award if the performance objectives are met; and

•	the covered employees or class of covered employees to which the performance objectives apply.
Additionally, for awards to covered employees, performance objectives normally must be established in writing no later than 90 days after the beginning of the applicable performance period or, if earlier, the completion of 25% of the applicable performance period.
The compensation committee will certify in writing whether the performance objectives and other terms and conditions of a performance-based award granted to a covered employee have been met at the end of the performance period. No performance-based award will be granted, vested, exercisable and/or settled unless the compensation committee makes this certification.
Generally, once established, the compensation committee may not increase the amount of, or revise any performance objectives associated with, a performance-based award to a covered employee. However, the compensation committee may reduce or eliminate the amount of any cash-based award with respect to a covered employee.
Authorized Shares and Limits on Awards
The 2006 Plan authorizes the issuance of 1,300,000 common shares, plus (i) the number of shares that were authorized for awards under our existing plans providing stock-based compensation to employees and directors (which plans will be terminated as to new awards), but as to which awards have not been made as of the date of termination and (ii) any shares underlying awards granted under our existing plans which are forfeited after these plans are terminated. As of July 14, 2006, an aggregate of approximately 911,318 shares were available for new grants or awards under our existing stock-based compensation plans. The common shares issued under the 2006 Plan may consist of authorized and unissued shares not reserved for any other purpose or treasury shares.
If any award under the 2006 Plan is forfeited, terminated, exchanged or otherwise settled without the issuance of common shares or the payment of cash, the common shares associated with that award will be available for future awards. The number of common shares that may be issued under the 2006 Plan will be reduced by the number of common shares issued when an award (other than a stock appreciation right) is settled or exercised, the number of common shares underlying stock-based awards that are settled in cash (instead of shares), the number of common shares tendered to pay any exercise price or taxes associated with an award and the number of common shares underlying stock appreciation rights that are settled in stock or cash.
The 2006 Plan also imposes certain additional limits on awards, including:
•	during any fiscal year, no covered employee may receive options covering more than 250,000 common shares, stock appreciation rights covering more than 250,000 common shares, stock-settled performance-based awards covering more than 100,000 common shares or cash-settled performance-based awards larger than $2,500,000; and

•	during the term of the 2006 Plan, no more than 1,300,000 common shares may be issued subject to incentive stock options.

Adjustments to Authorized Shares and Outstanding Awards
If there is a corporate transaction that affects the company’s outstanding common shares (such as a stock dividend, stock split or recapitalization), the compensation committee will make any adjustments it believes are necessary or appropriate to the number of common shares authorized to be issued under the 2006 Plan and to the individual limitations described in the preceding section. The compensation committee also will make adjustments to outstanding awards that it believes are necessary or appropriate to preserve the value of the awards, such as adjusting the exercise price of, and the number of common shares subject to, the awards. Any adjustments the compensation committee makes will be final and binding on all participants.
Effect of Termination on Awards
Unless either the award agreement or the 2006 Plan provides otherwise, the following rules apply to all awards granted under the 2006 Plan.
Death or Disability
If a participant’s employment or board service terminates because of death or “disability” (as defined in the 2006 Plan), on the date of termination:
•	all options and stock appreciation rights (whether or not then exercisable) then held by the participant will be exercisable by the participant or the participant’s beneficiaries at any time before the earlier of the normal expiration date specified in the award agreement or one year after the participant’s death or disability;

•	all restricted stock and restricted stock units then held by the participant will be fully vested; and

•	all other awards then held by the participant that are unvested or that have not been earned or settled will be vested, exercisable, settled or forfeited as provided in the award agreement.
Retirement
If a participant’s employment or board service terminates because of “retirement” (as defined in the 2006 Plan), on the retirement date:
•	all options and stock appreciation rights (whether or not then exercisable) then held by the participant will be exercisable at any time before the normal expiration date specified in the award agreement; however, an incentive stock option that is not exercised within three months after the retirement date will be treated as a nonqualified stock option;

•	all restricted stock and restricted stock units then held by the participant will be fully vested; and

•	all other awards then held by the participant that are unvested or that have not been earned or settled will be vested, exercisable, settled or forfeited as provided in the award agreement.
Involuntary Termination of Service for Cause
All outstanding awards will be forfeited if a participant’s service is terminated for “cause” (as defined in the 2006 Plan).
Termination for any Other Reason
Generally, all outstanding awards held by a participant whose service terminates for any reason other than those specified above will be forfeited on the termination date. However, all then exercisable options and stock appreciation rights then held by a participant who is terminated involuntarily without cause may be exercised at any time before the earlier of the normal expiration date specified in the award agreement or 30 days after the termination date.
Performance-Based Awards
Notwithstanding the above and unless the award agreement specifies otherwise, if a participant terminates for any reason, all performance-based awards held by the participant that are subject to a pending performance period will be forfeited.
Effect of a Change in Control or Business Combination
Unless otherwise specified in the award agreement or an employment or change in control agreement between us or any related entity and the participant, if the company undergoes a change in control or business combination (each as defined in the 2006 Plan), all of a participant’s awards will be fully vested and exercisable and any applicable performance objectives will be treated as having been met.
Other Events Resulting in the Forfeiture of Awards
Unless otherwise specified in the award agreement, all awards granted under the 2006 Plan that have not been exercised or settled will be forfeited if the participant:

•	engages in activities described in the 2006 Plan that are in competition with us or any related entity;

•	refuses or fails to consult with, supply information to or otherwise cooperate with us or any related entity after having been requested to do so; or

•	deliberately engages in any action that the compensation committee concludes could harm us or any related entity.
Buyout of Awards
The compensation committee, in its discretion, may offer to buy for cash or by substitution of another award any or all outstanding awards (other than options or stock appreciation rights with exercise prices that are lower than the fair market value of our common shares) held by any participant, whether or not exercisable. Any such buyout will be completed as soon as possible after the participant accepts the buyout offer.
Adoption, Amendment and Termination of Plan and Award Agreements
Adoption and Amendment of the 2006 Plan
The 2006 Plan was approved by the board of directors effective July 20, 2006, subject to approval by our stockholders, and will remain in effect until July 20, 2016. However, the compensation committee may not issue any performance-based awards to covered employees after the 2011 annual meeting of stockholders.
The board may terminate, suspend or amend the 2006 Plan at any time without stockholder approval, except to the extent that stockholder approval is required to satisfy applicable requirements imposed by law or any securities exchange on which our securities are listed or traded. Also, no amendment to the 2006 Plan may result in the loss of a compensation committee member’s status as a “nonemployee director” as defined in Rule 16b-3 under the Exchange Act with respect to any employee benefit plan of the company. Also, no amendment to the 2006 Plan may, without the consent of the affected participant (except as specifically provided in the 2006 Plan or an award agreement), adversely affect any award granted before the termination, suspension or amendment.
Amendment and Termination of Award Agreements
No award agreement may be amended without the mutual, written consent of both the company and the affected participant, except as otherwise specifically provided in the 2006 Plan or the award agreement.
U.S. Federal Income Tax Consequences
The following is a brief summary of the general U.S. federal income and employment tax consequences relating to the 2006 Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income or employment tax laws.
Cash-Based Awards
A participant will not recognize ordinary income at the time a cash-based award which is subject to vesting is granted, and we will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the cash-based award is settled in an amount equal to the cash he or she receives, and we will be entitled to a corresponding deduction. If a cash-based award is not subject to vesting, the participant will recognize ordinary income at the time the cash-based award is granted, and we will be entitled to a corresponding deduction.
Incentive Stock Options
Incentive stock options are intended to qualify for special treatment available under Section 422 of the Tax Code. A participant who is granted an incentive stock option will not recognize ordinary income at the time of grant, and we will not be entitled to a deduction at that time. A participant will not recognize ordinary income upon the exercise of an incentive stock option provided that the participant was, without a break in service, an employee of the company or a subsidiary during the period beginning on the grant date of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to permanent and total disability).
If the participant does not sell or otherwise dispose of the common shares acquired upon the exercise of an incentive stock option within two years from the grant date of the incentive stock option or within one year after he or she receives the common shares, then, upon disposition of such common shares, any amount recognized in excess of the exercise price will be taxed to the participant as a capital gain, and we will not be entitled to a corresponding deduction. The participant will generally recognize a capital loss to the extent that the amount recognized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the common shares in an amount equal to the lesser of (i) the excess of the fair market value of the common shares on the date of exercise over the exercise price or (ii) the excess, if any, of the amount recognized upon disposition of the common shares over the exercise price, and we will be entitled to a corresponding deduction. Any amount recognized in excess of the value of the common shares on the date of exercise will be capital gain. If the amount recognized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount recognized upon the disposition of the common shares.
The rules that generally apply to incentive stock options do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from incentive stock options.
Nonqualified Stock Options
A participant will not recognize ordinary income when a nonqualified stock option is granted, and we will not receive a deduction at that time. When a nonqualified stock option is exercised, a participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the common shares that the participant purchased over the exercise price he or she paid, and we will be entitled to a corresponding deduction.
Performance Shares
A participant will not recognize ordinary income when performance shares are granted, and we will not receive a deduction at that time. However, if the participant satisfies the conditions imposed on the award, he or she will recognize ordinary income in an amount equal to the cash or the fair market value of the common shares he or she receives when the award is settled, and we will be entitled to a corresponding deduction.
Performance Units
A participant will not recognize ordinary income when performance units are granted, and we will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the performance units are settled in an amount equal to the cash he or she receives at that time, and we will be entitled to a corresponding deduction.
Restricted Stock
Generally, a participant who has been granted restricted stock will not recognize ordinary income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the underlying common shares are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes. Generally, upon the vesting of restricted stock, the participant will recognize ordinary income in an amount equal to the then fair market value of the common shares, less any consideration paid for such common shares, and we will be entitled to a corresponding deduction. Any gains or losses recognized by the participant upon disposition of the common shares will be treated as capital gains or losses.
A participant may elect pursuant to Section 83(b) of the Tax Code to have income recognized at the date of grant of a restricted stock award equal to the fair market value of the common shares on the grant date and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, we will be entitled to a corresponding deduction in the year of grant.
Restricted Stock Units
A participant will not recognize ordinary income when restricted stock units are granted, and we will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the restricted stock units are settled in an amount equal to the fair market value of the common shares or the cash he or she receives, less any consideration paid, and we will be entitled to a corresponding deduction.
Stock Appreciation Rights
A participant will not recognize ordinary income when a stock appreciation right is granted, and we will not receive a deduction at that time. When a stock appreciation right is exercised, a participant will recognize ordinary income equal to the cash and/or the fair market value of common shares the participant receives, and we will be entitled to a corresponding deduction.
Whole Shares
A participant will recognize ordinary income equal to the fair market value of the common shares subject to a whole share award when he or she receives the common shares, and we will be entitled to a corresponding deduction at that time.
Miscellaneous
When a participant sells common shares that he or she has received under an award, the participant will generally recognize long-term capital gain or loss if, at the time of the sale, the participant has held the common shares for more than one year (or, in the case of a restricted stock award, more than one year from the date the restricted stock vested unless the participant made an election pursuant to Section 83(b), described above). If the participant has held the common shares for one year or less, the gain or loss will be a short-term capital gain or loss.
Generally, income recognized upon the exercise, vesting or settlement of awards (other than incentive stock options) under the 2006 Plan will be subject to employment taxes, including Social Security and Medicare taxes.
Section 162(m) of the Tax Code
Awards granted under the 2006 Plan may qualify as “performance-based compensation” under Section 162(m) of the Tax Code to preserve certain federal income tax deductions by us related to covered employees. To so qualify, awards must be granted under the 2006 Plan by a committee consisting solely of two or more “outside directors” (as defined under applicable tax regulations) and satisfy the 2006 Plan’s limit on the total number of common shares that may be awarded to any one participant during any fiscal year.
In addition, for awards other than options to qualify as “performance-based compensation,” the granting, vesting, exercisability or settlement of the award, as the case may be, must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.” The compensation committee meets the composition requirements of Section 162(m).
Sections 280G and 4999 of the Tax Code
Sections 280G and 4999 of the Tax Code impose penalties on “excess parachute payments.” An excess parachute payment occurs when payments are made to a “disqualified individual” (as defined under Section 280G of the Tax Code) in connection with a change in control in an amount equal to or greater than 300% of the recipient’s taxable compensation averaged over the five calendar years ending before the change in control (or over the entire period of employment if the participant has been employed less than five calendar years). This average is called the “base amount.” The excess parachute payment is the amount by which the payments exceed the participant’s base amount.
Excess parachute payments are subject to a 20% excise tax. This tax is in addition to other federal, state and local income, wage and employment taxes. We may not deduct the amount of any excess parachute payment, and the $1,000,000 limit on deductible compensation under Section 162(m) would be reduced by the amount of the excess parachute payment.
If a participant under the 2006 Plan were to be subject to excess parachute payment penalties, we will consider issuing substitute awards that would not constitute a parachute payment. However, if this is not feasible and a participant receives an excess parachute payment, the value of the payment under the 2006 Plan will be reduced to avoid the excess parachute penalties unless a separate agreement (such as an employment or change in control agreement with the company or a related entity) provides for a different approach.
Section 409A of the Tax Code
In 2004, the Tax Code was amended to add Section 409A, which creates new rules for amounts deferred under nonqualified deferred compensation plans. Section 409A includes a broad definition of nonqualified deferred compensation plans which may extend to various types of awards granted under the 2006 Plan. The proceeds of any award that is subject to Section 409A are subject to a 20% excise tax if those proceeds are distributed before the recipient separates from service with us or before the occurrence of other specified events, such as death, disability or a change in control, all as defined in Section 409A. The Internal Revenue Service has not finalized regulations describing the effect of Section 409A on the types of awards that may be issued under the 2006 Plan.
The compensation committee intends to administer the 2006 Plan to avoid or minimize the effect of Section 409A. The 2006 Plan authorizes the board of directors to amend the 2006 Plan and the compensation committee to amend any award agreements to the extent necessary to comply with Section 409A. The board of directors will amend the 2006 Plan, if necessary, to comply with Section 409A before Dec. 31, 2006 (or a later date specified by the Internal Revenue Service). Further, if necessary, the compensation committee will amend individual award agreements to the extent necessary to avoid penalties arising under Section 409A, even if those amendments reduce, restrict or eliminate rights granted under the award agreement before those amendments are adopted.
Benefits Proposed to be Awarded Under the 2006 Plan
No benefits or amounts have been granted, awarded or received under the 2006 Plan. Because awards under the 2006 Plan are discretionary, no awards are determinable at this time.
Under our compensation program for directors for fiscal 2006, each nonemployee director received an annual award of common shares having a value of $27,000. If the 2006 Plan had been in effect at that time, these director awards would have been made under the 2006 Plan. Additionally, under our current compensation program for directors, each nonemployee director will receive an annual grant of 2,500 shares of restricted stock, and these future grants will be made under the 2006 Plan if it is approved by our stockholders.
Recommendation of the Board of Directors
YOUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2006 PLAN.
Equity Compensation Plan Information
We have three compensation plans under which we may issue equity securities to our directors, officers and employees in exchange for goods or services:
•	the Bob Evans Farms, Inc. First Amended and Restated 1992 Nonqualified Stock Option Plan (the “1992 Stock Option Plan”);

•	the Bob Evans Farms, Inc. First Amended and Restated 1993 Long Term Incentive Plan for Managers (the “1993 LTIP”); and

•	the 1998 Stock Option Plan.
At April 28, 2006, there were outstanding options issued under the 1992 Stock Option Plan and the 1998 Stock Option Plan as well as under the Bob Evans Farms, Inc. 1991 Incentive Stock Option Plan (the “1991 Stock Option Plan”) and the 1994 Long Term Incentive Plan (the “1994 LTIP”). We can no longer grant awards under the 1991 Stock Option Plan or the 1994 LTIP. All of the previously mentioned plans were approved by our stockholders.
The following table shows, as of April 28, 2006, the number of common shares issuable upon exercise of outstanding options, the weighted-average exercise price of those options and the number of common shares remaining for future issuance under the plans, excluding shares issuable upon exercise of outstanding options.

	(a)	(b)	(c)
Number of securities
remaining available for future
	Number of securities to be	Weighted-average exercise	issuance under equity
	issued upon exercise of	price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders	2,389,551(1)	$25.06	1,247,304(2)

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	2,389,551	$25.06	1,247,304

(1)	Includes:
•	86 common shares issuable upon exercise of options granted under the 1991 Stock Option Plan,

•	93,834 common shares issuable upon exercise of options granted under the 1992 Stock Option Plan,

•	110,471 common shares issuable upon exercise of options granted under the 1994 LTIP and

•	2,185,160 common shares issuable upon exercise of options granted under the 1998 Stock Option Plan.
(2) Includes:
•	180,806 common shares remaining available for issuance under the 1992 Stock Option Plan,

•	111,340 common shares remaining available for issuance under the 1993 LTIP and

•	955,158 common shares remaining available for issuance under the 1998 Stock Option Plan.

The 1993 LTIP authorizes the grant of performance awards if our actual performance level exceeds a threshold performance level established by the compensation committee for that fiscal year. Each performance award is equal to a percentage of the participant’s compensation, not in excess of 8%, determined through a formula described in the 1993 LTIP. The dollar amount of each participant’s performance award is converted into a number of common shares based on the fair market value of a common share as of the close of business on the last day of the applicable fiscal year. If the participant has not satisfied the vesting requirements described in the 1993 LTIP, the common shares issued will be restricted and subject to forfeiture.
The 1994 LTIP authorized the award of performance shares in addition to options. Performance shares were to be paid in cash, common shares or a combination of cash and common shares if our performance (or the performance of any subsidiary selected by the compensation committee) met certain goals established by the compensation committee. In addition to establishing performance goals, the compensation committee determined the length of a performance period, the maximum value of a performance share award and the minimum performance required before a payment would be made. The 1994 LTIP did not allocate a specific portion of the common shares available for issuance under the plan to the award of options or performance shares. As of April 14, 2004, the last date by which awards could be granted under the 1994 LTIP, no performance shares had been issued.
The 1998 Stock Option Plan authorizes the award of performance shares and restricted stock in addition to options. The performance shares authorized under the 1998 Stock Option Plan have the same terms as the performance share awards described above with respect to the 1994 LTIP. Awards of restricted stock consist of grants of common shares that may be subject to forfeiture, restrictions on transfer and other specified conditions as determined by the compensation committee. Participants are not required to pay for the common shares covered by the restricted stock award, except as otherwise provided by applicable law.
In addition, as of April 28, 2006, there were 149,328 shares of restricted stock outstanding, consisting of 129,202 shares granted under the 1993 LTIP and 20,126 granted under the 1998 Stock Option Plan.
On June 13, 2006, we granted 10,957 common shares to Mr. Davis pursuant to the terms of his employment agreement. This grant of common shares was not made under any stockholder approved plan. On the same date, Mr. Davis received grants of 25,771 shares of restricted stock, an incentive stock option to purchase 10,956 common shares and a nonqualified stock option to purchase 7,044 common shares, all of which were granted under the 1998 Stock Option Plan. None of these grants are reflected in the table above because they were made after April 28, 2006.
PROPOSAL 3: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP has been our independent auditor since 1980, and the audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending April 27, 2007. Before selecting Ernst & Young LLP, the audit committee carefully considered, among other things, that firm’s qualifications as the independent registered public accounting firm for the company and the audit scope. Although not required under Delaware law or our governing documents, as a matter of good corporate governance, the audit committee has determined to submit its selection to our stockholders for ratification. In the event that this selection of the independent registered public accounting firm is not ratified by a majority of the common shares present at the annual meeting, the audit committee will review its selection of Ernst & Young LLP.
We expect that a representative of Ernst & Young LLP will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007.
Preapproval of Services Performed by the Independent Registered Public Accounting Firm
Under applicable SEC rules, the audit committee is required to preapprove the audit services and permitted nonaudit services performed by the independent registered public accounting firm in order to ensure that they do not impair the auditors’ independence from us. The SEC rules specify the types of nonaudit services that an independent registered public accounting firm may not provide to its audit client and establish the audit committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with the SEC’s rules, the audit committee has adopted a policy which requires that the audit committee preapprove all audit services and permitted nonaudit services provided by the independent registered public accounting firm to us or any of our subsidiaries. The policy contains a list of specific audit services, audit-related services and tax services that have been approved by the audit committee up to certain cost levels. This list is reviewed and approved by the audit committee at least annually. The preapproval of the services set forth in the list is merely an authorization for management to potentially use the independent registered public accounting firm for such services. The audit committee, in concert with management, has the responsibility to set the terms of the engagement and negotiate the fees. The audit committee must specifically preapprove any proposed services that are not included in the list or that will exceed the cost levels set forth on the list. The audit committee may delegate preapproval authority to its chair or another member of the audit committee and, if it does, the decisions of that member must be presented to the full audit committee at its next scheduled meeting. In no event does the audit committee delegate to management its responsibility to preapprove services to be performed by the independent registered public accounting firm.
All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific preapproval by the audit committee must be submitted to our controller and must include a detailed description of the services to be rendered. The controller will determine whether such services fall within the list of services which have been preapproved by the audit committee. If there is any question as to whether the proposed services have been preapproved, the controller will contact the audit committee’s designee to obtain clarification or, if necessary, specific preapproval of the proposed services. The audit committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm.
All requests or applications for services to be provided by the independent registered public accounting firm that require specific preapproval by the audit committee must be submitted to the audit committee by both the independent registered public accounting firm and our controller and must include a joint statement as to whether, in their views, the request or application is consistent with the SEC’s rules on auditor independence.
Fees of the Independent Registered Public Accounting Firm
The following table shows the fees that we paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years 2006 and 2005. All of the services described below were preapproved by the audit committee.

	2006	2005
Audit Fees	$500,500	$446,000
Audit-Related Fees	12,600	88,000
Tax Fees	30,675	25,000
All Other Fees	0	0

Total	$543,775	$559,000

Audit Fees: This category includes the audit of our annual financial statements, the audit of management’s annual assessment of our internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and the preparation of an annual “management letter” on internal control matters.
Audit-Related Fees: This category consists of assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include benefit plan audits, due diligence related to potential mergers and acquisitions and accounting consultations.
Tax Fees: This category consists of professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice. In fiscal 2006 and 2005, no fees were paid to Ernst & Young LLP for tax planning services; all fees paid were for tax services related to tax return preparation, tax return review and technical tax advice.
All Other Fees: None

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The purpose of the audit committee is to oversee the company’s accounting and financial reporting process, audits of the company’s consolidated financial statements and the company’s internal audit function. The committee is also responsible for appointing, compensating and overseeing the company’s independent registered public accounting firm.
The audit committee is comprised of five independent directors, as defined by applicable NASDAQ and SEC rules, and operates under a written charter adopted by the board. The charter is reviewed annually by the audit committee. The audit committee appoints the company’s independent registered public accounting firm. Ernst & Young LLP served as the company’s independent registered public accounting firm for fiscal 2006.
Management is responsible for the preparation, presentation and integrity of the company’s financial statements and for the company’s accounting and financial reporting processes, including the establishment and maintenance of an adequate system of internal control over financial reporting. Management is also responsible for preparing its report on the establishment, maintenance and assessment of the effectiveness of the company’s internal control over financial reporting. The company’s internal audit function is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the company’s system of internal control over financial reporting. Deloitte and Touche LLP was approved by the audit committee to assist the company with its internal audit function. Ernst & Young LLP is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on management’s assessment of the effectiveness of the company’s internal control over financial reporting.
The audit committee members are not professional accountants nor auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the audit committee’s members in business, financial and accounting matters.
The audit committee met with management, the company’s internal auditors and Ernst & Young LLP throughout the year. The audit committee met with Ernst & Young LLP and the internal auditors, with and without management present, to discuss the results of their respective audits, their evaluations of the company’s system of internal control over financial reporting and the overall quality of the company’s financial reporting. In addition, the audit committee reviewed and discussed with Ernst & Young LLP all matters required by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statements on Auditing Standards Nos. 61, 54 and 99, Communication with Audit Committees.
The audit committee has reviewed and discussed with management its assessment and reported on the effectiveness of the company’s internal control over financial reporting as of April 28, 2006. The audit committee also reviewed and discussed with Ernst & Young LLP its attestation report on management’s assessment of internal control over financial reporting and its review and report on the company’s internal control over financial reporting.
The audit committee has received from Ernst & Young LLP the written disclosures and a letter describing all relationships between Ernst & Young LLP and the company and its subsidiaries that might bear on Ernst & Young LLP’s independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The audit committee has discussed with Ernst & Young LLP any relationships with or services to the company or its subsidiaries that may impact the objectivity and independence of Ernst & Young LLP, and the audit committee has satisfied itself as to Ernst & Young LLP’s independence.
Management and Ernst & Young LLP have represented to the audit committee that the company’s audited consolidated financial statements as of and for the fiscal year ended April 28, 2006, were prepared in accordance with accounting principles generally accepted in the United States, and the audit committee has reviewed and discussed those audited consolidated financial statements with management and Ernst & Young LLP.
Based on the audit committee’s discussions with management and Ernst & Young LLP and its review of the report of Ernst & Young LLP to the audit committee, the audit committee recommended to the board (and the board approved) that the company’s audited consolidated financial statements and management’s report on the establishment, maintenance and assessment of the effectiveness of the company’s internal control over financial reporting be included in the company’s annual report to stockholders and incorporated by reference in the company’s annual report on Form 10-K for the fiscal year ended April 28, 2006, to be filed with the SEC.
Submitted by: Audit Committee Members
Michael J. Gasser (chair), Daniel A. Fronk, E.W. (Bill) Ingram III, G. Robert Lucas and Robert E.H. Rabold.
STOCKHOLDER PROPOSALS
Each year, proposals may be submitted by stockholders for inclusion in the proxy statement for action at that year’s annual meeting. The following stockholder proposals have been submitted for inclusion in this proxy statement. Our board of directors recommends that you vote “AGAINST” the following stockholder proposals. The proposals below are being submitted substantially in the form we received them.
PROPOSAL 4: STOCKHOLDER PROPOSAL REGARDING
ELIMINATION OF CLASSIFICATION OF BOARD OF DIRECTORS
Larry Wolf, 227 Elm Ave., Wyoming, Ohio 45215-4347, claiming ownership for more than one (1) year of common shares of the company with a market value in excess of $2,000 and that he will continue to hold the same through the date of the annual meeting, has submitted the following resolution and supporting statement for inclusion in this proxy statement and stated his intention to present same at the annual meeting.
“ELIMINATE CLASSIFIED BOARD OF DIRECTORS”
Resolved, the stockholders of Bob Evans Farms, Inc. request the board of directors take the necessary steps, in accordance with state law, to declassify the board of directors so all directors are elected annually, such declassification to be affected in a manner that does not affect the current terms of directors previously elected.
SUPPORTING STATEMENT
I apologize to all shareholders for not fighting to declassify the board of directors for the last three years. I mistakenly thought the company was back on track. I will be unrelenting now and in the future in trying to achieve shareholder rights and maximize shareholder value.
The stock is down almost 20% from its price of May of 2004, just 2 years ago. The stock has showed zero share price appreciation since January of 2002. Since 1992 the price of a share of Bob Evans has appreciated about 3% per year.
Of the 9 directors listed in the 2005 proxy, at least 7 were present or past employees of Bob Evans or did business with Bob Evans. Hardly an independent board of directors that will fight for the shareholders. The current members of the board of directors own less than 1% of the shares of Bob Evans. They do not eat the same cooking we shareholders eat.
Declassifying the board of directors means each member of the board faces annual review by you, the shareholders and owners of the company. A declassified board represents good corporate governance. A declassified board increases the accountability of the board of directors to the shareholders.
My resolution to declassify the board of directors has received tremendous shareholder support.
This is the year to declassify the board of directors. Your votes and phone calls are critical. A “YES” vote is a vote for strong corporate governance and accountability. A “YES” vote sends a message shareholders are not happy with Bob Evans Farms’ long-term and short-term performance. Remember a vote to “abstain” is the same as voting “no” to declassify the board of directors. Every “YES” vote is important.
I URGE YOUR SUPPORT FOR THIS RESOLUTION

RESPONSE OF THE COMPANY’S BOARD OF DIRECTORS
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE ABOVE PROPOSAL FOR THE FOLLOWING REASONS:
Our board currently has three classes of directors with the members of each class serving three-year terms. Each year, one class – one-third of the board – is up for election. Your board of directors believes that the current classified board structure, which has been in place since our stockholders overwhelmingly approved it in 1985, continues to provide significant benefits to the company and its stockholders for the following reasons:
•	The current classified board structure promotes greater continuity, stability and knowledge of the company’s business affairs and financial strategies by ensuring that at any time a majority of the directors have prior experience as directors of the company. Directors who have experience and familiarity with the company’s business affairs and operations are better suited to make long-term strategic decisions for the company, and the board believes that this will contribute to the creation of long-term value for stockholders.

•	The current classified board structure does not compromise the directors’ accountability to our stockholders. All directors, regardless of the length of their terms of office, have the same fiduciary responsibility to our stockholders. Furthermore, since one-third of the directors must stand for election each year, the stockholders have an annual opportunity to express any dissatisfaction they may have with the board.

•	The classified board structure enhances the board’s ability to negotiate the best results for the stockholders in a takeover situation. A classified board does not, in and of itself, preclude unsolicited acquisition proposals or prevent a company from being acquired at a price that is fair and reasonable. However, the classified board structure is intended to cause a party seeking to obtain control of the company to negotiate with the board. Since at least two annual meetings would be required to effect a change in control of the board, the classified structure reduces the threat of removal of a majority of the board through a single proxy contest. This provides incumbent directors with additional time and bargaining power to evaluate the terms of a takeover proposal, negotiate on behalf of our stockholders and consider alternative proposals.
Approval of this stockholder proposal would not automatically eliminate the company’s classified board structure, which is provided for in the company’s bylaws. Further action by the board, and subsequently the stockholders, would be required to amend the company’s bylaws to declassify the board. Under the company’s bylaws, the affirmative vote of the holders of shares entitling them to exercise not less than 80% of the voting power with respect to the proposal would be required for such an amendment. While the board would consider the merits of such an amendment, it would do so consistent with its fiduciary duty to act in a manner it believes to be in the best interests of the company and all of its stockholders.
Your board of directors is aware that proposals to declassify boards are receiving an increasing level of support from investor groups. Your board is committed to good governance practices, and the nominating and corporate governance committee evaluates all of the company’s corporate governance practices to ensure that such practices remain in the best interests of the company and its stockholders. At the present time, the board feels that the current structure is in the best interests of the company and its stockholders.
PROPOSAL 5: STOCKHOLDER PROPOSAL REGARDING
ELECTION OF DIRECTORS BY MAJORITY VOTE
Mara Wolf, 227 Elm Ave., Wyoming, Ohio 45215-4347, claiming ownership for 1 or more than one (1) year of common shares of the company with a market value in excess of $1,000 and that she will continue to hold the same through the date of the annual meeting, has submitted the following resolution and supporting statement for inclusion in this proxy statement and stated her intention to present same at the annual meeting.
“REQUIRE DIRECTORS TO RECEIVE A MAJORITY VOTE”
Resolved, the stockholders of Bob Evans Farms, Inc. request the board of directors take the necessary steps, in accordance with state law to require director nominees to be elected by the affirmative vote of the majority of the votes cast at an annual meeting of shareholders.

SUPPORTING STATEMENT
Did you realize a nominee to the Bob Evans board of directors can be elected with as little as one affirmative vote, even if the rest of the shareholders withhold their votes? The majority vote standard would require a director to receive a majority of the cast votes to be elected to the board.
Leading proxy advisory firms recommended voting in favor of the proposal.
Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from the shareholders to tender their resignations to the board. These policies are inadequate because they still use the plurality standard and would allow directors to be elected with minimal shareholder support. Changing the legal standard to majority vote puts the power with the shareholders, where it belongs.
This proposal is not intended to limit judgment of the board in crafting the requested governance change. For instance, the board should address whether a plurality vote standard would be appropriate when the number of directors exceeds the numbers of seats available.
To update you on the work of the current board. The stock is down almost 20% from its price of May of 2004, just 2 years ago. The stock has showed zero share price appreciation since January of 2002. Since 1992 the price of a share of Bob Evans has appreciated about 3% per year.
Of the 9 directors listed in the 2005 proxy, at least 7 were present or past employees of Bob Evans or did business with Bob Evans. Hardly an independent board of directors that will fight for the shareholders. The current members of the board of directors own less than 1% of the shares of Bob Evans.
A majority vote standard is important for good corporate governance. You are given the privilege of voting and I urge every shareholder to exercise that right. Your votes are critical. A “YES” vote is a vote for strong corporate governance and accountability. A “YES” vote sends a message shareholders are not happy with Bob Evans Farms’ long-term and short-term performance. Remember a vote to “abstain” is the same as voting “no” to enact a majority vote standard for the board of directors. Every “YES” vote is important.
I URGE YOUR SUPPORT FOR THIS RESOLUTION

RESPONSE OF THE COMPANY’S BOARD OF DIRECTORS
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE ABOVE PROPOSAL FOR THE FOLLOWING REASONS:
The board has considered this proposal and believes that its adoption is premature and not in the best interest of the company or our stockholders. The stockholders of most publicly held corporations elect directors by plurality vote, which is the default voting standard under Delaware law. Plurality voting provides that the directors who receive the greatest number of “for” votes are elected, even if they do not receive a majority of the votes cast. For this reason, the initial impression of many is that a majority voting standard for director elections is a good idea. However, there are several potential unintended and undesirable consequences of adopting a majority standard.
We believe a majority voting standard could be problematic under Delaware law if there is a failed election. Under Delaware law, a director serves until a successor is elected or until the director resigns. If a director running for re-election failed to receive a majority vote, the director, even though not re-elected by the stockholders, would remain – or “holdover” – on the board indefinitely until a successor is elected by majority vote of the stockholders at a subsequent meeting or the director resigns. The board would not have the power under Delaware law to remove the director or to force the director to resign. Even if the director were to resign, the remaining directors, and not the stockholders, would fill the resulting vacancy. The risk of having a holdover director is even greater in contested elections. In a contested election, it would likely be more difficult for a candidate to receive a majority vote because the number of available votes would be spread among a larger group of director nominees.
Your board of directors recognizes that majority voting in director elections is an issue that has recently received significant attention because many feel that it strengthens director accountability to the stockholders and prevents the election of directors with very few votes. However, such a view disregards the potential problems associated with such a requirement. Your board does not believe that a majority voting standard would improve board accountability or give our stockholders any more say in the election of the directors than the current plurality standard.
As a result of these and other considerations, various governance experts are evaluating and debating possible changes to applicable laws that could resolve the issues raised by the proposal. Because Delaware law regarding director elections is designed around a plurality voting standard, until Delaware law is changed to deal with the technical issues that result from replacing a plurality voting standard with a majority voting standard, the board believes that it is not appropriate at this time to implement the proposal. However, the board, consistent with its commitment to strong corporate governance, will continue to monitor developments with respect to majority voting standards.
PERFORMANCE GRAPH
Comparison of Five-Year Cumulative Total Return
The following line graph compares the yearly percentage change in our cumulative total stockholder return (as measured by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and the difference between the price of our common shares at the end and the beginning of the measurement period by (ii) the price of the common shares at the beginning of the measurement period) against the cumulative total return of the Standard & Poor’s 500 Stock Index (“S&P 500”) and the weighted average of our peer group for the five-year period ended April 28, 2006. Our peer group is comprised of NASDAQ-listed restaurant companies (weighted 80%) and both NASDAQ- and New York Stock Exchange (“NYSE”)- listed meat producers (weighted 20%).
TOTAL CUMULATIVE STOCKHOLDER RETURN FOR
FIVE-YEAR PERIOD ENDING APRIL 28, 2006
CUMULATIVE VALUE OF $100 INVESTMENT

	2001	2002	2003	2004	2005	2006
Peer Group	$100.00	$136.24	$126.81	$185.07	$210.64	$268.17
S&P 500	$100.00	$86.19	$73.39	$88.62	$92.59	$104.89
Bob Evans Farms, Inc.	$100.00	$162.85	$138.19	$170.15	$115.12	$166.15

PROXY STATEMENT STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
Proposals by stockholders intended to be presented at the 2007 annual meeting of stockholders must be received by us no later than April 3, 2007, to be eligible for inclusion in our proxy materials relating to the 2007 annual meeting of stockholders. Upon receipt of a proposal, we will determine whether or not to include the proposal in our proxy materials in accordance with the applicable rules and regulations of the SEC.
The SEC has promulgated rules relating to the exercise of discretionary voting under proxies solicited by the board of directors. If a stockholder intends to present a proposal at the 2007 annual meeting of stockholders and does not notify us of the proposal by June 17, 2007, the proxies solicited by the board of directors for use at the 2007 annual meeting of stockholders will be entitled to use their discretionary voting authority should the proposal then be raised, without any discussion of the matter in our proxy statement for the 2007 annual meeting of stockholders.
In each case, written notice must be given to the company at Bob Evans Farms, Inc., 3776 S. High St., Columbus, Ohio 43207, Attention: Vice President and General Counsel.
Stockholders desiring to nominate candidates for election as directors at the 2007 annual meeting of stockholders must follow the procedures described in “THE BOARD AND COMMITTEES OF THE BOARD – Director Nominations by Stockholders.”
REPORTS TO BE PRESENTED AT THE ANNUAL MEETING
Our annual report for the fiscal year ended April 28, 2006, which contains financial statements for such fiscal year and the signed report of Ernst & Young LLP, independent registered public accounting firm, with respect to such financial statements, will be presented at the annual meeting. The annual report is not to be regarded as proxy soliciting material, and our management does not intend to ask, suggest or solicit any action from the stockholders with respect to such report.
OTHER MATTERS
As of the date of this proxy statement, the only business which management intends to present at the annual meeting consists of the matters set forth in this proxy statement. If any other matters should properly come before the annual meeting, or any adjournment(s) thereof, the proxy holders will vote thereon in their discretion, in accordance with their best judgment in light of the conditions then prevailing. All proxies received duly executed and not properly revoked will be voted.
You are requested to vote by visiting the http://www.proxyvote.com Web site as indicated on the proxy card, calling (800) 690-6903, or signing, completing and dating the enclosed proxy card and mailing it promptly in the enclosed envelope. Your vote is very important.
By Order of the
Board of Directors,
Steven A. Davis
Chief Executive Officer

APPENDIX A
BOB EVANS FARMS, INC.
2006 EQUITY AND CASH INCENTIVE PLAN
1.00 PURPOSE
The Plan is intended to foster and promote the long-term financial success of the Company and Related Entities and to increase stockholder value by [1] providing Participants an opportunity to acquire and maintain an ownership interest in the Company and [2] enabling the Company and Related Entities to attract and retain the services of outstanding individuals upon whose judgment and special efforts the successful conduct of the Group’s business is largely dependent.
2.00 DEFINITIONS
When used in the Plan, the following words, terms and phrases have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in the Plan, the form of any definition or of any word, term or phrase will include any and all of its other forms.
Act. The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect even if the Company is not subject to the Act.
Annual Meeting. The annual meeting of the Company’s stockholders.
Award. Any Cash-Based Award, Incentive Stock Option, Nonqualified Stock Option, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Whole Share granted under the Plan.
Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is a conflict between the terms of the Plan and the terms of any Award Agreement, the terms of the Plan will govern.
Beneficial Owner. A “beneficial owner” as defined in Rule 13d-3 under the Act.
Board. The Company’s board of directors.
Business Combination. With respect to the payment, exercise or settlement of any Award subject to Code §409A, a “change in control” as defined under Code §409A.
Cash-Based Award. An Award granted under Section 13.00.
Cause. Unless otherwise specified in the associated Award Agreement or in any employment agreement between the Participant and the Company or any Related Entity or in any change in control agreement between the Participant and the Company or any Related Entity (but only within the context of the events contemplated by the employment agreement or change in control agreement, as applicable):

[1]	Willful and continued failure to substantially perform assigned duties;

[2]	Willful engagement in gross misconduct materially and demonstrably injurious to the Company or any Related Entity;

[3]	Breach of any term of any agreement with the Company or any Related Entity, including the Plan and any Award Agreement;

[4]	Conviction of (or plea of no contest or nolo contendre to) [a] a felony or a misdemeanor that originally was charged as a felony but which was subsequently reduced to a misdemeanor through negotiation with the charging entity or [b] a crime other than a felony, which involves a breach of trust or fiduciary duty owed to the Company or any Related Entity; or

[5]	Violation of any policy of the Company or any Related Entity that applies to the Participant.

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However, Cause will not arise under subsections [1] and [3] of this definition solely because the Participant is absent from active service during any period of absence relating to a physical or mental incapacity, during any period of absence approved by the Company or any Related Entity or during any period of absence protected by law.
Change in Control. Unless otherwise specified in the associated Award Agreement or in any employment agreement between the Participant and the Company or any Related Entity or in any change in control agreement between the Participant and the Company or any Related Entity (but only within the context of the events contemplated by the employment agreement or change in control agreement, as applicable):

[1]	Subject to the rules of application described in subsection [2] of this definition, the date on which the earliest of the following events occurs:

[a]	After the Effective Date, an event that would be required to be reported as a change in control for purposes of the Act.

[b]	During any 12-consecutive-calendar-month period ending after the Effective Date, there is a change in a majority of the Incumbent Directors for any reason other than death or disability (as reasonably established by the Company on the basis of medical and other information known, or made available, to it).

[c]	After the Effective Date, any entity or “person,” including a “group” as contemplated by Sections 13(d)(3) and 14(d)(2) of the Act (“Person”), is or becomes the Beneficial Owner, through a tender offer or otherwise, of Shares representing 50 percent or more of the combined voting power of the Company’s then outstanding Shares.

[d]	During any 12-consecutive-calendar-month period ending after the Effective Date, any entity or Person acquires, either directly or as a Beneficial Owner, through a tender offer or otherwise, Shares representing more than 20 percent of the combined voting power of the Company’s then outstanding Shares. However, this subsection [d] will be applied without regard to the effect of any redemption or repurchase of Shares by the Company or the acquisition of Shares by any Group Member and after ignoring any Shares acquired:
[i]	Before the beginning of any 12-consecutive-calendar-month measurement period;

[ii]	By or through an employee benefit plan [whether or not intended to comply with Code §401(a) and whether or not the Participant participates in that plan] maintained by any Group Member;

[iii]	Directly, through an equity compensation plan maintained by any Group Member;

[iv]	Directly, through inheritance, gift, bequest or by operation of law on the death of an individual; or

[v]	By any entity or Person with respect to which that acquirer has filed SEC Schedule 13G indicating that the Shares were not acquired and are not held for the purpose of or with the effect of changing or influencing, directly or indirectly, the Company’s management or policies, unless and until that entity or person indicates that its intent has changed by filing SEC Schedule 13D.

[e]	After the Effective Date, the Company’s stockholders approve a definitive agreement to merge or combine the Company with or into another entity, a majority of the directors of which were not Incumbent Directors immediately before the merger or combination and in which the Company’s stockholders will hold less than 50 percent of the voting power of the surviving entity. When applying this subsection [e]:
[i]	Stockholders will be determined immediately before and immediately after the merger or combination; and

[ii]	The Shares owned before the transaction by the entity with which the Company merges or combines will be disregarded for all purposes.

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[f]	Within any 12-consecutive-calendar-month period ending after the Effective Date, any entity or “person,” including a “group” as contemplated by Sections 13(d)(3) and 14(d)(2) of the Act and Code §280G, acquires, either directly or as a Beneficial Owner of another entity or person, Group assets having a total gross fair market value equal to or greater than 50 percent of the book value of the Group’s assets. For purposes of this definition, “book value” will be established on the basis of the latest consolidated financial statement the Company filed with the Securities and Exchange Commission before the date any 12-consecutive calendar month measurement period began. However, except as otherwise provided in this section, this subsection [f] will be applied after ignoring:
[i]	Any transfer of assets to a stockholder of the Company (determined immediately before the asset transfer), but only to the extent exchanged for or with respect to the Company’s stock;

[ii]	Any transfer of assets to an entity, 50 percent or more of the total value or voting power of which is owned by one or more Group Members;

[iii]	Any transfer of assets to any entity or Person that, immediately before the transfer, owns, directly or as a Beneficial Owner, 50 percent or more of the total value or voting power of the Company’s outstanding securities; or

[iv]	Any transfer of assets to an entity, at least 50 percent or more of the total value or voting power of which, immediately before the transfer, is owned, directly or indirectly, by a person described in subsection [1][c] of this definition.
[2]	The following rules of application will be applied to this definition:
[a]	For purposes of applying all parts of this definition, [i] Shares owned or acquired by a Participant or by any other entity or Person acting in concert with the Participant will be disregarded, [ii] any transfer of assets to the Participant or to any other entity or Person acting in concert with the Participant will be disregarded and [iii] the constructive ownership rules of Code §318(a) will be applied to determine stock ownership;

[b]	For purposes of applying subsection [1][f] of this definition, an entity’s or a person’s status (unless specifically indicated otherwise) will be determined immediately after the transfer of assets;

[c]	Any transfer of assets disregarded under subsection [1][f][i] of this definition will not be ignored when applying that subsection if that transaction is part of a larger transaction or series of transactions that also involve the transfer of assets for cash or consideration other than Shares; and

[d]	No Change in Control will have occurred solely because of a [i] reincorporation to change the Company’s jurisdiction of incorporation or [ii] merger or consolidation of the Company into or with an entity that, immediately before that merger or consolidation, was a Subsidiary of the Company.
Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date, and any applicable rulings or regulations issued under the Code.
Committee. The Board’s Compensation Committee which also constitutes a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least three persons [1] each of whom is [a] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [b] a “non-employee” director within the meaning of Rule 16b-3 under the Act and [2] none of whom may receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).
Company. Bob Evans Farms, Inc., a Delaware corporation, and any and all successors to it.
Consultant. Any person who, on an applicable Grant Date, is performing services for the Company or any Related Entity other than an Employee or a Director. A person’s status as a Consultant will be determined as of the Grant Date of each Award made to that person.
Covered Officer. Those Employees whose compensation is (or likely will be) subject to limited deductibility under Code §162(m) as of the last day of any calendar year.

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Director. A person who, on an applicable Grant Date, [1] is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by stockholders) and [2] is not an Employee. A person’s status as a Director will be determined as of the Grant Date of each Award made to that person.
Disability. Unless otherwise specified in the associated Award Agreement or in any employment agreement between the Participant and the Company or any Related Entity or in any change in control agreement between the Participant and the Company or any Related Entity (but only within the context of the events contemplated by the employment agreement or change in control agreement, as applicable):
[1]	With respect to an Incentive Stock Option, “disability” as defined in Code §22(e)(3);

[2]	With respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Code §409A, “disabled” as defined under Code §409A; and

[3]	With respect to a Participant’s right to exercise or receive settlement of any Award or with respect to the payment, exercise or settlement of any Award not described in subsection [1] or [2] of this definition, a Participant’s inability (established by an independent physician selected by the Committee and reasonably acceptable to the Participant or to the Participant’s legal representative) due to illness, accident or otherwise to perform his or her duties and which is expected to be permanent or for an indefinite duration longer than one year.
Effective Date. The date the Plan is adopted by the Board, subject to approval by the Company’s stockholders at the first Annual Meeting after the date the Board adopts the Plan subject to approval by the Company’s stockholders. However, no Awards will be granted or Shares issued under the Plan unless and until the Company’s stockholders approve the Plan. If the Company’s stockholders do not approve the Plan, this document will have no force or effect and will be revoked as of the Effective Date.
Employee. Any person who, on an applicable Grant Date, is performing services for the Company or any Related Entity as a common-law employee. A person’s status as an Employee will be determined as of the Grant Date of each Award made to that person. A worker who is classified as other than a common-law employee but who is subsequently reclassified as a common-law employee of the Company or any Related Entity for any reason and on any basis will be treated as a common-law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose under the Plan.
Exercise Price. The amount, if any, a Participant must pay to exercise an Option or the amount upon which the value of a Stock Appreciation Right is based.
Expiration Date. The last date that an Option or Stock Appreciation Right may be exercised.
Fair Market Value. The value of one Share on any relevant date, determined under the following rules:
[1]	If the Shares are traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;

[2]	If the Shares are traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on the relevant date, if it is a trading day, otherwise on the next trading day; or

[3]	If neither subsections [1] or [2] of this definition apply, the fair market value as determined by the Committee in good faith and consistent with any applicable provisions under the Code.
Grant Date. The date an Award is granted.
Group. The Company and all Related Entities. The composition of the Group will be determined as of any relevant date.
Group Member. Each entity that is a member of the Group.
Incentive Stock Option. An Option that, on the Grant Date, meets the conditions imposed under Code §422 and is not subsequently modified in a manner inconsistent with Code §422.

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Incumbent Director. Each person who was a member of the Board on the Effective Date and, after the Effective Date, each director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the then Incumbent Directors.
Key Employee. A “specified employee” as defined under Code §409A.
Nonqualified Stock Option. Any Option that is not an Incentive Stock Option.
Option. An Award granted under Section 6.00. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.
Participant. Any Employee, Consultant or Director to whom an Award has been granted and which is still outstanding.
Performance-Based Award. An Award granted subject to Section 14.00.
Performance Criteria. The criteria described in Section 14.02.
Performance Period. The period over which the Committee will determine if applicable Performance Criteria have been met.
Performance Share. An Award granted under Section 11.00.
Performance Unit. An Award granted under Section 12.00.
Plan. The Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan.
Plan Year. The Company’s fiscal year.
Prior Plans. The Bob Evans Farms, Inc. First Amended and Restated 1998 Stock Option and Incentive Plan, the Bob Evans Farms, Inc. First Amended and Restated 1993 Long Term Incentive Plan for Managers and the Bob Evans Farms, Inc. First Amended and Restated 1992 Nonqualified Stock Option Plan. Upon approval of the Plan by the Company’s stockholders, no further awards will be issued under the Prior Plans, although awards may be granted under the Prior Plans up to the date that the Company’s stockholders approve the Plan and the Prior Plans will remain in effect after the Company’s stockholders approve the Plan for purposes of determining any grantee’s right to awards issued under the Prior Plans before that date. If the Company’s stockholders do not approve the Plan, each Prior Plan will remain in effect until the expiration date, if any, specified in its governing documents.
Related Board. The board of directors of any incorporated Related Entity or the governing body of any unincorporated Related Entity.
Related Entity. Any entity that is or becomes related to the Company through common ownership as determined under Code §414(b) or (c) but modified as permitted under rules issued under any Code section relevant to the purpose for which the definition is applied.
Restricted Stock. An Award granted under Section 8.00.
Restricted Stock Unit. An Award granted under Section 9.00.
Restriction Period. The period over which the Committee will determine if a Participant has met conditions placed on Restricted Stock or Restricted Stock Units.
Retirement. “Retirement” as defined in the associated Award Agreement or, if the term is not defined in the Award Agreement, “Retirement” as defined in any employment or change in control agreement (but only within the context of the events contemplated in any employment agreement or change in control agreement, if applicable) between the Participant and the Company or any Related Entity or, if the term is not defined in an agreement of that type or if there is no employment or change in control agreement covering the Participant, a voluntary Termination on or after the earlier of the date [1] an Employee or a Director has reached age 55 and has been credited with at least ten years of service (whether or not as a Director) with the Group or [2][a] the sum of the

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Employee’s or Director’s age (measured in whole years only) and years of service (whether or not as a Director but measured in whole years only) with the Group equals 70 and [b] the Employee or Director has been credited with at least 10 years of service (whether or not as a Director) with the Group.
Separation from Service. A “separation from service” as defined under Code §409A.
Service Recipient. The Group Member with whom an Employee, Consultant or Director has a direct service relationship.
Shares. Shares of common stock, par value $0.01 per share, of the Company or any security of the Company issued in substitution, exchange or in place of these shares.
Stock Appreciation Right (“SAR”). An Award granted under Section 10.00.
Subsidiary. A “subsidiary corporation” as defined under Code §424(f).
Termination.

[1]	If a Participant is an Employee, a termination of the Employee’s common-law employment relationship with the Company and all Related Entities for any reason; provided, however, that a Termination will not occur if the Employee becomes a Consultant who provides bona fide services to the Company or any Related Entity;

[2]	If a Participant is a Consultant, a termination of the Consultant’s service relationship with the Company and all Related Entities for any reason; and

[3]	If a Participant is a Director, a termination of the Director’s service on the Board and any Related Board for any reason.
Whole Share. An Award granted under Section 7.00.
3.00 PARTICIPATION
3.01 Awards.

[1]	Consistent with the terms of the Plan and subject to Section 3.02, the Committee will [a] decide which Employees, Consultants and Directors will be granted Awards and [b] establish the types of Awards to be granted and the terms and conditions relating to those Awards.

[2]	The Committee may establish different terms and conditions [a] for each type of Award granted, [b] for each Participant receiving the same type of Award and [c] for the same Participant for each Award received, whether or not those Awards are granted at different times.

[3]	In the sole discretion of the Committee, and consistent with applicable law, Awards also may be made in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Related Entity or a company acquired by the Company or with which the Company combines.

3.02	Conditions of Participation. By accepting an Award, each Participant agrees:

[1]	To be bound by the terms of the Award Agreement and the Plan and to comply with other terms and conditions imposed on the Award; and

[2]	That the Board or the Committee, as appropriate, may amend the Plan and any Award Agreement without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or an outstanding Award Agreement.

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4.00 ADMINISTRATION
4.01 Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.
4.02 Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person that it deems appropriate. However, the Committee may not delegate any discretionary duties assigned to it or those duties that the Committee is required to discharge to comply with Code §162(m) or other applicable laws.
4.03 Award Agreement. As soon as administratively feasible after the Grant Date, the Committee will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement will describe:

[1]	The terms of the Award, including, to the extent applicable, [a] the type of Award, [b] when and how the Award may be exercised, [c] any Exercise Price associated with the Award and [d] how the Award will or may be settled; and

[2]	To the extent different from the terms of the Plan, any other terms and conditions affecting the Award.
4.04 Restriction on Repricing. No Award (including Options and SARs) may be “repriced.” For purposes of this restriction, “repricing” means any of the following or any other action that has the same effect: [1] lowering the Exercise Price of an Option or SAR after it is granted, [2] any other action that is treated as a repricing under generally accepted accounting principles or [3] canceling an Option or SAR at a time when its Exercise Price exceeds the Fair Market Value of the underlying stock, in exchange for another Option, SAR, Restricted Stock, or other Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.
5.00 LIMITS ON SHARES SUBJECT TO AWARDS
5.01 Number of Authorized Shares. Subject to Section 5.03, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award may not be more than the sum of:

[1]	The number of Shares that, on the date the Plan is approved by the Company’s stockholders, are authorized to be granted under the Prior Plans but which are not then subject to outstanding awards under the Prior Plans; plus

[2]	The number of Shares that, on the date the Plan is approved by the Company’s stockholders, are subject to awards issued under the Prior Plans but which are subsequently forfeited under the terms of the Prior Plans; plus

[3]	1,300,000 Shares.
If the Company’s stockholders do not approve the Plan, each Prior Plan will remain in effect until the expiration date, if any, specified in its governing documents. Any Shares described in this section, including those described in Section 5.01[1] and [2], may be subject to Awards issued under the terms and conditions described in the Plan and Award Agreements issued under the Plan.
The Shares to be delivered under the Plan may consist, in whole or in part, of treasury Shares or authorized but unissued Shares not reserved for any other purpose.
5.02 Adjustment in Number of Authorized Shares. As appropriate, the limits imposed under Sections 5.01 and 5.04 will be:

[1]	Conditionally reduced by the number of Shares underlying each Award (other than a Cash-Based Award); and

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[2]	Absolutely reduced by [a] the number of Shares issued upon the exercise or settlement of an Award other than a SAR, [b] the number of Shares subject to each SAR however settled and [c] a number of Shares equal to [i] the cash amount paid by the Company upon the exercise or settlement of an Award (other than an Option or SAR) that, under the applicable Award Agreement, was originally to be settled in Shares, divided by [ii] the Fair Market Value of a Share on the date of that transaction; and

[3]	Increased by the number of Shares subject to (or associated with) any Award (or part of an Award) that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without issuing Shares or without the payment of cash or other consideration.
The number of Shares (if any) withheld to pay any Exercise Price or to satisfy any tax withholding obligation associated with the exercise or settlement of an Award (or part of an Award) will not be recredited to the number of authorized Shares.
5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Share dividend or Share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of Shares or other similar corporate change affecting Shares, the Committee will appropriately adjust [1] the number of Shares that may be issued subject to Awards that may or will be granted to Participants during any period, [2] the aggregate number of Shares available for Awards or subject to outstanding Awards (as well as any Share-based limits imposed under the Plan), [3] the respective Exercise Price, number of Shares and other limitations applicable to outstanding or subsequently granted Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently granted Awards.
5.04 Limits on Incentive Stock Options. Subject to Section 5.03, of the Shares authorized under Section 5.01, up to 1,300,000 may be issued subject to Incentive Stock Options.
5.05 Limits on Awards to Covered Officers. Subject to Section 5.03, during any Plan Year, no Covered Officer may be granted [1] Options covering more than 250,000 Shares, including Awards that are deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B), [2] SARs covering more than 250,000 Shares, including Awards that are deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B), [3] Performance-Based Awards that are to be settled in Shares covering more than 100,000 Shares and [4] Performance-Based Awards that are to be settled in cash equal to more than $2,500,000.
6.00 OPTIONS
6.01 Nature of Award. An Option gives a Participant the right to purchase a specified number of Shares if the terms and conditions described in the Plan and the associated Award Agreement (including paying the Exercise Price) are met before the Expiration Date. However, an Option will be forfeited to the extent that applicable terms and conditions have not been met before the Expiration Date or to the extent that the Option is not exercised before the Expiration Date.
6.02 Granting Options. At any time during the term of the Plan, the Committee may grant [1] Incentive Stock Options to Employees of the Company or of any Subsidiary and [2] Nonqualified Stock Options to Employees, Consultants and Directors. The Award Agreement associated with each Option grant will describe the Exercise Price, the Expiration Date (which may never be later than the 10th anniversary of the Grant Date), the first date that the Option may be exercised, procedures for exercising the Option and any other terms and conditions affecting the Option and may specify that the Option is a Performance-Based Award under Section 14.00.
6.03 Exercise Price. Except as provided in Section 6.04[4] or to the extent necessary to implement Section 3.01[3], each Option will bear an Exercise Price at least equal to the Fair Market Value of a Share on the Grant Date.
6.04 Special Rules Affecting Incentive Stock Options. Regardless of any other Plan provision:

[1]	No provision of the Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422.

[2]	The aggregate Fair Market Value of the Shares (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Related Entities) may not be greater than $100,000 [or other amount specified in Code §422(d)], as calculated under Code §422.

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[3]	No Incentive Stock Option may be exercised after the tenth anniversary of its Grant Date [or the fifth anniversary of its Grant Date in the case of an Incentive Stock Option granted to a 10% Owner (as defined below)].

[4]	The Exercise Price of an Incentive Stock Option may never be less than 100 percent (110 percent in the case of a 10% Owner) of the Fair Market Value of a Share underlying the Incentive Stock Option, measured as of the Grant Date.
For purposes of this section, a “10% Owner” means any Employee who, at the time an Incentive Stock Option is granted, owns (or is treated as owning) [as defined in Code §424(d)] more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary.
6.05 Exercising Options. An Option may be exercised only if all applicable terms and conditions have been met before the Expiration Date and only by sending to the Committee (or its designee) a completed exercise notice (in the form prescribed by the Committee) along with payment of the Exercise Price in accordance with the method or methods described in the associated Award Agreement.
6.06 Rights Associated With Options. Unless otherwise specified in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying an unexercised Option.
7.00 WHOLE SHARES
At any time during the term of the Plan, the Committee may grant Whole Shares to Employees, Consultants and Directors. Whole Shares may be granted on any basis and subject to any terms and conditions that the Committee believes to be appropriate.
8.00 RESTRICTED STOCK
8.01 Nature of Award. Restricted Stock are Shares issued on the Award’s Grant Date which are subject to specified restrictions on transferability and forfeitability. Any restrictions on transferability and forfeitability will lapse at the end of the associated Restriction Period only if the terms and conditions specified in the Plan and the associated Award Agreement are met during the Restriction Period. However, Restricted Stock will be forfeited to the extent that applicable terms and conditions have not been met before the end of the Restriction Period.
8.02 Granting Restricted Stock. At any time during the term of the Plan, the Committee may grant Restricted Stock to Employees, Consultants and Directors. The Award Agreement associated with each Restricted Stock grant will describe the terms and conditions that must be met during the Restriction Period if the Award is to be earned and settled and any other terms and conditions affecting the Restricted Stock and may specify that the Restricted Stock is a Performance-Based Award under Section 14.00.
8.03 Earning Restricted Stock. Restricted Stock will be held by the Company as escrow agent and will be:

[1]	Forfeited, if the applicable terms and conditions have not been met; or

[2]	Released from escrow and distributed to the Participant as soon as administratively feasible after the last day of the Restriction Period, if the applicable terms and conditions have been met.
Any fractional Share of Restricted Stock will be settled in cash.
8.04 Rights Associated With Restricted Stock. During the Restriction Period and unless otherwise specified in the associated Award Agreement, each Participant to whom Restricted Stock has been issued:

[1]	May exercise full voting rights associated with that Restricted Stock; and

[2]	Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock, although any dividends or other distributions paid in Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were issued.

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9.00 RESTRICTED STOCK UNITS
9.01 Nature of Award. Restricted Stock Units give a Participant the right to receive a specified number of Shares (or cash equal to the Fair Market Value of those Shares) if the terms and conditions described in the Plan and the associated Award Agreement are met during the Restriction Period. However, Restricted Stock Units will be forfeited to the extent that applicable terms and conditions have not been met before the end of the Restriction Period.
9.02 Granting Restricted Stock Units. At any time during the term of the Plan, the Committee may grant Restricted Stock Units to Employees, Consultants and Directors. The Award Agreement associated with each Restricted Stock Unit grant will describe the terms and conditions that must be met during the Restriction Period if the Award is to be earned and settled, the form in which the Award will be settled if it is earned and any other terms and conditions affecting the Restricted Stock Units and may specify that the Restricted Stock Units are a Performance-Based Award under Section 14.00.
9.03 Earning Restricted Stock Units. Restricted Stock Units will be:

[1]	Forfeited, if the applicable terms and conditions have not been met; or

[2]	Settled in the manner described in Section 9.04, if the applicable terms and conditions have been met.
9.04 Settling Restricted Stock Units. As soon as administratively feasible after the applicable terms and conditions have been met, Restricted Stock Units will be settled [1] in full Shares equal to the number of Restricted Stock Units to be settled plus cash equal to the Fair Market Value of any fractional Share subject to a Restricted Stock Unit being settled, [2] for cash equal to the number of Restricted Stock Units to be settled, multiplied by the Fair Market Value of a Share on the settlement date, or [3] in a combination of Shares and cash computed under subsections 9.04[1] and [2]. The method of settling Restricted Stock Units will be described in the associated Award Agreement.
9.05 Rights Associated With Restricted Stock Units. During the Restriction Period and unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying Restricted Stock Units.
10.00 STOCK APPRECIATION RIGHTS
10.01 Nature of Award. A SAR gives a Participant the right to receive the difference between the SAR’s Exercise Price and the Fair Market Value of a Share on the date the SAR is exercised, but only if the terms and conditions described in the Plan and the associated Award Agreement are met before the Expiration Date. However, a SAR will be forfeited to the extent that applicable terms and conditions have not been met before the Expiration Date or to the extent that the SAR is not exercised before the Expiration Date.
10.02 Granting SARs. At any time during the term of the Plan, the Committee may grant SARs to Employees, Consultants and Directors. The Award Agreement associated with each SAR grant will describe the Exercise Price, the Expiration Date (which may never be later than the 10th anniversary of the Grant Date), the first date that the SAR may be exercised, procedures for exercising the SAR, the form in which the SAR will be settled if the SAR is earned and any other terms and conditions affecting the SAR and may specify that the SAR is a Performance-Based Award under Section 14.00.
10.03 Exercise Price. Except to the extent necessary to implement Section 3.01[3], each SAR will bear an Exercise Price at least equal to the Fair Market Value of a Share on the Grant Date.
10.04 Exercising and Settling SARs. SARs may be exercised only if all applicable terms and conditions have been met before the Expiration Date and only by sending to the Committee (or its designee) a completed exercise notice (in the form prescribed by the Committee). As soon as administratively feasible after the SARs are exercised, SARs will be settled in [1] full Shares equal to [a][i] the difference between the Fair Market Value of a Share on the date the SARs are exercised and the Exercise Price, multiplied by [ii] the number of SARs being exercised, and divided by [iii] the Fair Market Value of a Share on the date the SARs are exercised plus [b] cash equal to the Fair Market Value of any fractional Share subject to the SAR being exercised, [2] cash equal to [a] the difference between the Fair Market Value of a Share on the date the SARs are exercised and the Exercise Price, multiplied by [b] the number of SARs being exercised or [3] a combination of full Shares and cash computed under subsections 10.04[1] and [2]. The method of settling SARs will be specified in the associated Award Agreement.

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10.05 Rights Associated With SARs. Unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying an unexercised SAR.
11.00 PERFORMANCE SHARES
11.01 Nature of Award. Performance Shares give a Participant the right to receive a specified number of Shares if the terms and conditions described in the Plan and the associated Award Agreement (including those based on Performance Criteria) are met at the end of the Performance Period. However, Performance Shares will be forfeited to the extent that applicable terms and conditions have not been met at the end of the Performance Period.
11.02 Granting Performance Shares. The Committee may grant Performance Shares to Employees, Consultants and Directors. The Award Agreement associated with each Performance Share grant will describe the terms and conditions that must be met at the end of the Performance Period if the Award is to be earned and settled (including any performance objectives), the duration of the Performance Period, the number of Performance Shares subject to the Award and any other terms and conditions affecting the Performance Shares and may specify that the Performance Shares are a Performance-Based Award under Section 14.00.
11.03 Earning Performance Shares. After the end of a Performance Period, the Committee will certify the extent to which each Participant has or has not met applicable performance objectives and other terms and conditions specified in the associated Award Agreement. Performance Shares will be settled or forfeited depending on the extent to which the applicable performance objectives have been met at the end of the Performance Period. As soon as administratively feasible after the Committee’s certification, a Participant will receive one Share for each Performance Share earned and any fractional Share relating to an earned Performance Share will be settled in cash.
11.04 Rights Associated With Performance Shares. During the Performance Period and unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to Shares underlying the Performance Shares.
12.00 PERFORMANCE UNITS
12.01 Nature of Award. Performance Units give a Participant the right to receive cash equal to the Fair Market Value of a specified number of Shares if the terms and conditions described in the Plan and the associated Award Agreement (including those based on Performance Criteria) are met at the end of the Performance Period. However, Performance Units will be forfeited to the extent that applicable terms and conditions have not been met at the end of the Performance Period.
12.02 Granting Performance Units. The Committee may grant Performance Units to Employees, Consultants and Directors. The Award Agreement associated with each Performance Unit grant will describe the terms and conditions that must be met at the end of the Performance Period if the Award is to be earned and settled (including any performance objectives), the duration of the Performance Period, the number of Performance Units subject to the Award and any other terms and conditions affecting the Performance Units and may specify that the Performance Units are a Performance-Based Award under Section 14.00.
12.03 Earning Performance Units. After the end of a Performance Period, the Committee will certify the extent to which each Participant has or has not met applicable performance objectives and other terms and conditions specified in the associated Award Agreement. Performance Units will be settled or forfeited depending on the extent to which the applicable performance objectives have been met at the end of the Performance Period. As soon as administratively feasible after the Committee’s certification, each Participant will receive cash equal to the number of Performance Units to be settled, multiplied by the Fair Market Value of a Share on the settlement date.
12.04 Rights Associated With Performance Units. During the Performance Period and unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Performance Units or the Shares underlying the Performance Units.
13.00 CASH-BASED AWARDS
The Committee may grant Cash-Based Awards to Employees, Consultants and Directors. The Award Agreement associated with each Cash-Based Award grant will describe the terms and conditions affecting the Cash-Based Award and may specify that the Cash-Based Award is a Performance-Based Award under Section 14.00.

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14.00 PERFORMANCE-BASED AWARDS
14.01 Nature of the Award. A Performance-Based Award may be granted to any Participant in any form of Award and the associated Award Agreement may specify that the Award is intended to be qualified performance-based compensation under Code §162(m). As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Performance-Based Award will be conditioned on the attainment of performance objectives derived from one or more Performance Criteria over a Performance Period.

14.02	Performance Criteria.

[1]	The performance objectives relating to a Performance-Based Award will be derived from one or more of the following Performance Criteria:

[a]	Gross revenues;

[b]	Operating or net income;

[c]	Gross or net sales;

[d]	Earnings per Share;

[e]	New products and lines of revenue;

[f]	Customer satisfaction;

[g]	Market share;

[h]	Developing and managing relationships with regulatory and other governmental agencies;

[i]	Managing claims against the Company or any Related Entities, including litigation;

[j]	The Company’s book value or the book value of any designated Related Entity or division;

[k]	The trading value of the Shares;

[l]	Completing assigned corporate transactions, such as mergers, acquisitions or divestitures;

[m]	Controlling expenses and implementing procedures for controlling expenses;

[n]	One or more of [i] Return on Equity (or “ROE”), [ii] Return on Investment (or “ROI”), [iii] Return on Invested Capital (or “ROIC”), [iv] Economic Value Added (or “EVA”), [v] Stockholder Value Added (or “SVA”), [vi] Cash Flow Return on Investment (or “CFROI”) and [vii] Net Operating Profit After Taxes (or “NOPAT”);

[o]	Enhancing employee loyalty;

[p]	Promoting same store sales;

[q]	Increasing total food products sold;

[r]	Integrating Group systems;

[s]	Promoting regulatory compliance; and

[t]	Brand development.

[2]	Different Performance Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved [a] separately by the Company and/or any Related Entity, [b] by any combination of the Company and its Related Entities or [c] by any combination of segments, products or divisions of the Company and Related Entities. In addition, the performance objectives may be measured on an absolute or cumulative basis or measured relative to selected peer companies or a market index.

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14.03 Establishing Performance Objectives.

[1]	With respect to Participants who are Covered Officers, the Committee will establish in writing [a] the performance objectives to be applied to each Performance-Based Award issued to a Covered Officer and the Performance Period over which their attainment will be measured, [b] the method for computing the Performance-Based Award that will be granted, vested, exercisable and/or settled if (and to the extent that) the Covered Officer meets those performance objectives and [c] the Covered Officers or class of Covered Officers to which the performance objectives apply.

[2]	Performance objectives relating to Covered Officers must be established in writing [a] while the outcome for that Performance Period is substantially uncertain and [b] no later than 90 days after the beginning of the applicable Performance Period or, if earlier, after 25 percent of the applicable Performance Period has elapsed.

[3]	With respect to Participants who are not Covered Officers, the Committee may issue Performance-Based Awards either by [a] following the procedures described in Section 14.03[1] or [b] by following any other procedure that the Committee believes is appropriate or on any other basis (including establishing performance objectives based on factors other than Performance Criteria).
14.04 Certification of Performance. The Committee will certify in writing whether the performance objectives and other terms and conditions imposed on a Performance-Based Award granted to a Covered Officer have been met at the end of the related Performance Period and no Performance-Based Award will be granted, vested, exercisable and/or settled to or with respect to a Covered Officer until the Committee makes this certification.
14.05 Modifying Performance-Based Awards. Once established, the Committee may not revise any performance objectives associated with a Performance-Based Award granted to a Covered Officer or increase the amount of the Performance-Based Award that may be granted, vested, exercisable and/or settled to or with respect to a Covered Officer if those performance objectives are met. However, to the extent consistent with Code §162(m), performance objectives affecting Covered Officers may be calculated without regard to extraordinary items or unforeseen events. In addition, the Committee may reduce or eliminate the amount of any Cash-Based Award that may be granted, vested, exercisable and/or settled to or with respect to a Covered Officer if the performance objectives are met.
15.00 TERMINATION/BUY OUT
15.01 Effect of Termination on Awards Other Than Performance-Based Awards. Unless specified otherwise in the associated Award Agreement or the Plan, the following treatment will apply to Awards other than Performance-Based Awards upon a Termination:

[1] Retirement. If a Participant Terminates due to Retirement:

	[a]	All Options and SARs then held by the Participant (whether or not then exercisable) will be fully exercisable on the Retirement date and may be exercised at any time before the Expiration Date specified in the Award Agreement. However, an Incentive Stock Option that is not exercised within three months after the Retirement date will be treated as a Nonqualified Stock Option.

	[b]	All Restricted Stock and Restricted Stock Units granted to the Participant will be fully vested on the Retirement date.

	[c]	All other Awards granted to the Participant that are unvested or that have not been earned or settled when the Participant Retires will be exercisable, settled or forfeited as provided in the associated Award Agreement.

[2]	Death or Disability. If a Participant Terminates due to death or Disability:

	[a]	All Options and SARs then held by the Participant (whether or not then exercisable) will be fully exercisable on the Termination date and may be exercised at any time before the earlier of [i] the Expiration Date specified in the Award Agreement or [ii] the first anniversary of the Termination date.

	[b]	All Restricted Stock and Restricted Stock Units granted to the Participant will be fully vested on the Termination date.

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[c]	All other Awards granted to the Participant that are unvested or that have not been earned or settled when the Participant dies or Terminates due to Disability will be exercisable, settled or forfeited as provided in the associated Award Agreement.

[3]	Termination for Cause. If a Participant Terminates for Cause, all Awards that are outstanding (whether or not then exercisable) will be forfeited on the Termination date.

[4]	Termination for any Other Reason. If a Participant Terminates for any reason not described in Section 15.01[1], [2] or [3], all Awards that are outstanding will be forfeited on the Termination date. Notwithstanding the foregoing, if the Participant is Terminated involuntarily without Cause, [a] all Options and SARs that are outstanding on the Termination date and which are then exercisable may be exercised at any time before the earlier of [i] the Expiration Date specified in the Award Agreement or [ii] 30 days after the Termination date and [b] all Options and SARs that are not then exercisable will be forfeited on the Termination date.
15.02 Effect of Termination on Performance-Based Awards. Unless specified otherwise in the associated Award Agreement, if a Participant Terminates for any reason, all Performance-Based Awards held by the Participant that are then subject to a pending Performance Period will be forfeited on the Termination date.
15.03 Code §409A. Regardless of any other provision in the Plan or any Award Agreement:

[1]	Subject to Section 15.03[2], if a Participant’s Termination is not a Separation from Service, the payment, exercise or settlement of any Award subject to Code §409A will not be made or permitted before the Participant Separates from Service.

[2]	If a Participant is a Key Employee, the payment, exercise or settlement of any Award subject to Code §409A will not be made or permitted earlier than the first day that it may be paid, exercised or settled without generating an excise tax under Code §409A.
15.04 Other Limits on Exercisability. Unless otherwise specified in the associated Award Agreement or other written agreement between the Participant and the Company or any Related Entity and regardless of any other Plan provision, all Awards granted to a Participant that have not been exercised or settled will be forfeited if the Participant:

[1]	Without the Committee’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director, consultant or employee of any proprietorship, partnership, corporation or limited liability company or becomes the owner of a business or a member of a partnership that competes with any portion of the Company’s or a Related Entity’s business or renders any service to entities that compete with any portion of the Company’s or a Related Entity’s business;

[2]	Refuses or fails to consult with, supply information to, or otherwise cooperate with, the Company or any Related Entity after having been requested to do so; or

[3]	Deliberately engages in any action that the Committee concludes could harm the Company or any Related Entity.
15.05 Buy Out of Awards. The Committee, in its sole discretion, may offer to buy for cash or by substitution of another Award (but only to the extent that the offer and the terms of the offer do not, and on their face are not likely to, generate penalties under Code §409A or violate any other applicable law) any or all outstanding Awards, other than an Option or SAR with an Exercise Price that is then less than Fair Market Value, held by any Participant, whether or not exercisable, by providing to that Participant written notice (“Buy Out Offer”) of its intention to exercise the rights reserved in this section and other information, if any, required to be included under applicable securities laws. If a Buy Out Offer is made, the Company also will transfer to each Participant accepting the offer the value (determined under procedures adopted by the Committee) of the Award to be purchased or exchanged. The Company will complete any buy out made under this section as soon as administratively feasible after the date of the Participant’s acceptance of the Buy Out Offer.

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16.00 EFFECT OF BUSINESS COMBINATION OR CHANGE IN CONTROL
16.01 Exercise and Settlement. Upon a Business Combination or a Change in Control, and unless specified otherwise in the associated Award Agreement or in a separate change in control agreement (or written agreement of similar import), all of a Participant’s Awards will be [1] fully vested and exercisable and [2] all performance objectives will be deemed to have been met as of the date of the Business Combination or Change in Control.
16.02 Effect of Code §280G. Unless specified otherwise in the associated Award Agreement or in another written agreement between the Participant and the Company or a Related Entity, if the Company concludes that any payment or benefit due to a Participant under the Plan or any other payment or benefit due to the Participant from the Company or any other entity (collectively, the “Payor”) would be subject to the excise tax imposed by Code §4999:

[1]	The Payor will consider the feasibility of offering substitute awards that would not constitute “parachute payments” under Code §280G and that would not generate penalties under Code §409A; and

[2]	To the extent that a substitution is not feasible or that the payments and benefits due to the Participant still would be subject to the excise tax imposed by Code §4999, the Payor will reduce the payments and benefits due to the Participant under the Plan to the greater of $00.00 or an amount that is $1.00 less than the amount that otherwise would generate the excise tax under Code §4999.
If the reduction described in subsection 16.02[2] applies, within 30 business days of the effective date of the event generating the payments and benefits [or, if later, the date of the change in control (as defined in Code §280G)], the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within 30 business days of receiving the Notice of Reduction, the Participant may specify to the Payor how and against which benefit or payment source the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within 30 business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within 30 business days of the date of the Notice of Reduction, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under the Plan. If a Notice of Allocation has been returned but is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction on the basis of the reductions specified in that Notice of Allocation.
17.00 AMENDMENT AND TERMINATION OF PLAN AND AWARD AGREEMENTS
17.01 Termination, Suspension or Amendment of the Plan. The Board may terminate, suspend or amend the Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by [1] law or [2] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [3] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, with respect to any employee benefit plan of the Company, or [4] without the consent of the affected Participant (and except as specifically provided in the Plan or the Award Agreement), adversely affect any Award granted before the termination, suspension or amendment. However, nothing in this section will restrict the Board’s right to amend the Plan without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or any Award Agreement before those amendments are adopted.
17.02 Amendment and Termination of Award Agreements. Without the mutual, written consent of both the Company and the affected Participant, once issued, an Award Agreement may not be amended except as specifically provided in the Plan or the Award Agreement. However, nothing in this section will restrict the Committee’s right to amend an Award Agreement without additional consideration to the affected Participant to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Award Agreement before those amendments are adopted.

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18.00 MISCELLANEOUS
18.01 Assignability. Except as described in this section or as provided in Section 18.02, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the permission of the Committee, a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family or an organization described in Code §501(c)(3) (collectively, “Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.
18.02 Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.
18.03 No Guarantee of Continuing Services. Except as otherwise specified in the Plan, nothing in the Plan may be construed as:

[1]	Interfering with or limiting the right of the Company or any Service Provider to Terminate any Employee or Consultant at any time;

[2]	Conferring on any Participant any right to continue as an Employee, Consultant or Director;

[3]	Guaranteeing that any Employee, Consultant or Director will be selected to be a Participant; or

[4]	Guaranteeing that any Participant will receive any future Awards.
18.04 Tax Withholding. The Service Recipient or other responsible person will withhold or collect any amount required to be remitted by the Company in advance payment of any taxes associated with the vesting, exercise or settlement of any Award. Subject to Code §409A, this amount may be [1] withheld from other amounts due to the Participant, [2] withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award or from any compensation or other amount owing to the Participant or [3] collected directly from the Participant.
18.05 Indemnification. Each individual who is or was a member of the Committee (or to whom any duties have been delegated under Section 4.02) is entitled, in good faith, to rely on or to act upon any report or other information furnished by any executive officer, other officer or other employee of the Company or any Related Entity, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Committee members (and any person to whom any duties have been delegated under Section 4.02) and any officer of the Company or any Related Entity acting at the direction or in behalf of the Committee or a delegee will not be personally liable for any action or determination taken or made in good faith with respect to the Plan and will, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any act or determination just described.
18.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company or any Related Entity to establish other plans or to pay compensation to its employees, consultants or directors, in cash or property, in a manner not expressly authorized under the Plan.

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18.07 Requirements of Law. The grant of Awards and the issuance of Shares will be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Certificates for Shares delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.
18.08 Governing Law. The Plan, and all agreements and notices under it, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio except to the extent that the Delaware General Corporation Law is mandatorily applicable.
18.09 No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.
18.10 Term of the Plan. The Plan will be effective on the Effective Date. Subject to Section 17.00, the Plan will continue until the tenth anniversary of the Effective Date. However, the Committee’s authority to issue any Performance-Based Awards to Covered Officers will expire no later than the first Annual Meeting that occurs in the fifth year following the year in which the Company’s stockholders approve the Plan.
18.11 Rights as Stockholders. Unless otherwise specified in the associated Award Agreement or as otherwise specifically provided in the Plan, Shares acquired through an Award [1] will bear all dividend and voting rights associated with all Shares and [2] will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or system on which Shares are then listed or traded or any blue sky or state securities laws.
18.12 Successors. The Plan will be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of the estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

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3776 SOUTH HIGH STREET
COLUMBUS, OH 43207

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Bob Evans Farms, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time Sept. 10, 2006. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — (800) 690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time Sept. 10, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Indicate your vote, sign your name as it appears on this card, fill in the date and return it in the postage-paid envelope we have provided or return it to Bob Evans Farms, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Proxies must be received by 11:59 p.m. Eastern Daylight Time Sept. 10, 2006.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
BOBEV1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOB EVANS FARMS, INC.
Proxy for annual meeting of stockholders to be held on Sept. 11, 2006. This proxy is solicited on behalf of the board of directors.
Your board recommends you vote “FOR” all nominees.
Directors
1.	Election of three Class II directors to serve for terms of three years each: 01) Larry C. Corbin, 02) Steven A. Davis, 03) Robert E. H. Rabold
Your board recommends you vote “FOR” the approval of the 2006 Equity and Cash Incentive Plan.

Proposal		For	Against	Abstain

2.	Approval of the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan	¡	¡	¡
Your board recommends you vote “FOR” the ratification of the selection of the independent registered public accounting firm.

Proposal		For	Against	Abstain

3.	Ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm for the 2007 fiscal year.	¡	¡	¡

	Yes	No
Please indicate if you plan to attend this meeting.	¡	¡

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	¡	¡

Signature (PLEASE SIGN WITHIN BOX)	Date

For All	Withhold All	For All Except	To withhold authority to vote for a specific nominee, mark “For All Except” and write the nominee’s number on the line below.
¡	¡	¡
Your board recommends you vote “AGAINST” the stockholder proposal to eliminate the classification of the company’s board of directors.

Proposal		For	Against	Abstain

4.	Adoption of the stockholder proposal to eliminate the classification of the company’s board directors.	¡	¡	¡
Your board recommends you vote “AGAINST” the stockholder proposal to require election of directors by majority vote.

Proposal		For	Against	Abstain

5.	Adoption of the stockholder proposal to require the company’s directors to be elected by majority vote of the stockholders.	¡	¡	¡
The undersigned stockholder(s) authorizes the proxies to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the annual meeting or any adjournment(s) thereof in their discretion.
The undersigned hereby acknowledges receipt of the notice of the annual meeting of stockholders, dated Aug. 1, 2006; the enclosed proxy statement; and the annual report of the company for the fiscal year ended April 28, 2006.

Signature (Joint Owners)	Date

Aug. 1, 2006
Dear Fellow Stockholders:
You are invited to join us at our annual meeting of stockholders where we will discuss our fiscal 2006 financial results and our plans going forward. The annual meeting of stockholders will be Monday, Sept. 11, 2006, at 9 a.m. at the Southern Theatre in Columbus, Ohio. Beginning at 8 a.m., officers and directors will be available to discuss our company’s progress, as well as share in refreshments.
Whether or not you plan to join us at the meeting, please take the time to vote your proxy. Your vote is important. There are instructions on the reverse side of this card for voting by Internet, phone or mail. If you choose to vote by Internet, I encourage you to sign up for electronic delivery of the proxy materials and annual report which will expedite delivery, reduce paper usage and decrease mailing costs next year.
I look forward to seeing you on Sept. 11.
Sincerely,

Steven A. Davis
Chief Executive Officer

The stockholder(s) of Bob Evans Farms, Inc. (the “company”), identified on this card, appoints Steven A. Davis and Donald J. Radkoski as the proxies of such stockholder(s), with full power of substitution, to attend the annual meeting of stockholders of the company to be held at the Southern Theatre, 21 E. Main St., Columbus, Ohio 43215, on Monday, Sept. 11, 2006, at 9 a.m., Eastern Daylight Time, and to vote all of the shares of common stock which such stockholder(s) is entitled to vote at the annual meeting.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BOB EVANS FARMS, INC.
You may vote using any of the above-mentioned methods. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a signer is a corporation, please sign the full corporate name by authorized officer. Joint owners should both sign.
Votes will be counted as follows: Where a choice is indicated, the shares represented by this proxy, when properly executed, will be voted as specified. If no choice is indicated on the reverse side of this card, the shares represented by this proxy will be voted (i) for the election of the nominees listed as directors of the company, (ii) for the approval of the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan, (iii) for the ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal 2007, (iv) against the stockholder proposal to eliminate the classification of the company’s board of directors and (v) against the stockholder proposal to require that the company’s directors be elected by majority vote of the stockholders. If prior proxies have been submitted for the same shares represented by this card, this proxy will replace earlier proxies.
If shares of common stock of the company are allocated to the account of the stockholder identified on this card under the Bob Evans Farms, Inc. and Affiliates 401(k) Retirement Plan (the “401(k) Plan”), then such stockholder hereby directs Mellon Bank, N.A., the trustee of the 401(k) Plan (the “trustee”), to vote (i) all of the shares of common stock of the company allocated to such stockholder’s account under the 401(k) Plan in accordance with the instructions given herein at the annual meeting and any adjournment(s), on the matters set forth on the reverse side. Your instructions to the trustee are strictly confidential. If no instructions are given, the shares allocated to such stockholder’s account in the 401(k) Plan will not be voted.